                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant    |X| Filed by a Party other than the Registrant  |_|

Check the appropriate box:
| |      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-12

                               TOLL BROTHERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X|     No fee required.
|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid:


|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:

        (2) Form, Schedule or Registration Statement No.:

        (3) Filing Party:

        (4) Date Filed:

[GRAPHIC OMITTED]






                              TOLL BROTHERS, INC.
                               250 Gibraltar Road
                          Horsham, Pennsylvania 19044




                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     to be held on Thursday, March 17, 2005


   The Annual Meeting of Stockholders (the "Meeting") of Toll Brothers, Inc. (the "Company") will be held on Thursday, March 17, 2005 at 12:00 p.m., at the offices of the Company, 250 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

      1. To elect three directors to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. (The terms of office of the other directors do not expire until 2006 or 2007.)

      2. To consider and approve proposed amendments to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock.

      3. To consider and approve a proposed amendment to the Toll Brothers, Inc. Cash Bonus Plan.

      4. To consider and approve a proposed amendment to the Toll Brothers, Inc. Executive Officer Cash Bonus Plan.

      5. To consider and approve the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2005 fiscal year.

      6. To act upon one stockholder proposal if properly presented at the meeting.

      7. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on January 21, 2005 as the record date for the Meeting. Only stockholders of record at that time are entitled to notice of and to vote at the Meeting and any adjournment or postponement thereof.

   The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to sign, date and return the enclosed proxy promptly, although you are cordially invited to attend the Meeting in person. The return of the enclosed proxy will not affect your right to vote in person if you do attend the Meeting.


                                     MICHAEL I. SNYDER
                                     Secretary

February 18, 2005

                               TABLE OF CONTENTS



                                                                           Page
                                                                          Number
                                                                          ------
General ...............................................................      1

Voting Securities and Security Ownership ..............................      2

Proposal One - Election of Directors for Terms Ending 2008 ............      4

Proposal Two - Approval of Amendments to the Company's Certificate of
  Incorporation........................................................      9

Proposal Three - Approval of Amendment to the Company's Cash Bonus
  Plan.................................................................     11

Proposal Four - Approval of Amendment to the Company's Executive
  Officer Cash Bonus Plan..............................................     15

Proposal Five - Approval of Independent Registered Public Accounting
  Firm.................................................................     16

Proposal Six - Stockholder Proposal for the Expensing of Stock Options      17

Corporate Governance ..................................................     20

Executive Compensation ................................................     23

Performance Graph .....................................................     28

Report of the Executive Compensation Committee on Executive
  Compensation.........................................................     29

Report of the Audit Committee .........................................     32

Section 16(a) Beneficial Ownership Reporting Compliance ...............     33

Certain Transactions ..................................................     34

Stockholder Proposals for 2006 Annual Meeting .........................     35

Procedures for Nominating or Recommending for Nomination Candidates
  For Director.........................................................     36

Householding Information ..............................................     36

Solicitation of Proxies ...............................................     37

Annual Report on Form 10-K ............................................     37

Addendum A - Toll Brothers, Inc. Cash Bonus Plan, as proposed to be
  amended..............................................................     A-1

Addendum B - Toll Brothers, Inc. Executive Officer Cash Bonus Plan, as
  proposed to be amended...............................................     B-1

Addendum C - Audit Committee Charter (as amended December 16, 2004) ...     C-1

Addendum D - Executive Compensation Committee Charter (as amended
  December 16, 2004)...................................................     D-1

Addendum E - Nominating and Corporate Governance Committee Charter (as
  amended December 16, 2004)...........................................     E-1

Addendum F - Corporate Governance Guidelines ..........................     F-1

Addendum G - Code of Ethics for Principal Executive Officer and Senior
  Financial Officers...................................................     G-1

                              TOLL BROTHERS, INC.
                               250 Gibraltar Road
                          Horsham, Pennsylvania 19044




                                PROXY STATEMENT
                                      For
                         Annual Meeting of Stockholders
                            Thursday, March 17, 2005





                                    GENERAL


   This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Toll Brothers, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders (the "Meeting"), which will be held on the date, at the time and place, and for the purposes set forth in the foregoing notice, and any adjournment or postponement thereof. This proxy statement, the foregoing notice and the enclosed proxy are first being sent to stockholders of the Company on or about February 18, 2005.

   The Board of Directors does not intend to bring any matter before the Meeting except as specifically indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, the shares will be voted "FOR" Proposal One, the nominees of the Board of Directors in the election of the three directors whose terms of office will extend until the 2008 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, "FOR" Proposal Two, the approval of the proposed amendments to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's capital stock, "FOR" Proposal Three, the proposed amendment to the Toll Brothers, Inc. Cash Bonus Plan, "FOR" Proposal Four, the proposed amendment to the Toll Brothers, Inc. Executive Officer Cash Bonus Plan, "FOR" Proposal Five, the re-appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2005 fiscal year and "AGAINST" Proposal Six, the stockholder proposal. Any proxy may be revoked at any time before its exercise by notifying the Secretary in writing, by delivering a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                    VOTING SECURITIES AND SECURITY OWNERSHIP


Shares Entitled To Vote, Required Vote and Quorum

   The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting is January 21, 2005. At the close of business on January 21, 2005, there were 76,287,880 shares of the Company's common stock outstanding. The Company has no other class of voting securities outstanding. At the Meeting, stockholders will be entitled to one vote for each share of common stock owned of record at the close of business on the record date. The presence at the Meeting, in person or by proxy, of persons entitled to cast the votes of a majority of such outstanding shares of common stock will constitute a quorum for consideration of the matters expected to be voted on at the Meeting. Abstentions and broker non-votes (i.e., shares held of record by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and either lacks or declines to exercise the authority to vote the shares in its discretion) represented by submitted proxies will be included in the calculation of the number of the shares present at the Meeting for the purposes of determining a quorum.

   Proposal One: Directors are elected by a plurality and the three nominees who receive the most votes will be elected. Proposal One is considered a "routine" matter under the rules of the New York Stock Exchange ("NYSE") and, accordingly, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers' unvoted shares on Proposal One if the customers have not furnished voting instructions within a specified period of time prior to the Meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

   Proposal Two: To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock. The approval of Proposal Two is not considered a "routine" matter under the NYSE's rules and, hence, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal Two. Abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote.

   Proposal Three: To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the meeting and entitled to vote. The approval of Proposal Three is not considered a "routine" matter and, hence, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal Three. Abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote.

   Proposal Four: To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the meeting and entitled to vote. The approval of Proposal Four is not considered a "routine" matter and, hence, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal Four. Abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote.

   Proposal Five: To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Meeting and entitled to vote. Proposal Five is considered a "routine" matter under the NYSE's rules and, accordingly, brokerage firms and nominees that are members of the NYSE have the authority under those rules to vote their customers' unvoted shares on Proposal Five if the customers have not furnished voting instructions within a specified period of time prior to the meeting. Abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote.

   Proposal Six: To be approved, this matter must receive the affirmative vote of the majority of the outstanding shares of common stock present in person or by proxy at the Meeting and entitled to vote. Proposal Six is not considered a "routine" matter under the NYSE's rules and, hence, brokerage firms and nominees that are members of the NYSE will not be able to vote the shares of customers from whom they have not received voting instructions with regard to Proposal Six. Abstentions and broker non-votes represented by submitted proxies will have the effect of a negative vote.

Security Ownership of Principal Stockholders and Management

   The following table sets forth certain information with respect to the holdings of: (1) each person known to the Company to be the beneficial owner of more than 5% of the common stock of the Company; (2) each director and nominee for director of the Company and each executive officer named in the Summary Compensation Table under "Executive Compensation"; and (3) all directors and executive officers of the Company as a group. This information is as of January 21, 2005, except as otherwise indicated. Each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.


                                                                                  Percent of
Name of Beneficial Owner                              Amount and Nature of            Common
  ------------------------                          Beneficial Ownership (1)           Stock
                                                    ------------------------      ----------
Robert I. Toll (2)(3) ...........................          16,256,137                20.0
Bruce E. Toll (2)(4) ............................           7,365,403                 9.5
The Bruce E. Toll Investment Trust (5)...........
Wendy Toll Topkis (5) ...........................
FMR Corp. (6)....................................           5,841,431                 7.7
Myron M. Kaplan (7) .............................           5,276,184                 6.9
Zvi Barzilay ....................................           1,338,727                 1.7
Robert S. Blank .................................             242,546                   *
Edward G. Boehne ................................             108,550                   *
Richard J. Braemer ..............................             267,250                   *
Roger S. Hillas .................................             313,774                   *
Carl B. Marbach (8) .............................             255,651                   *
Stephen A. Novick ...............................              17,850                   *
Joel H. Rassman .................................             682,212                   *
Paul E. Shapiro .................................             268,870                   *
All directors and executive officers
  as a group (11 persons)(3)(4)(9)...............          27,116,970                31.6

---------------
*    Less than 1%

(1) Shares issuable pursuant to options exercisable within 60 days of January 21, 2005 are deemed to be beneficially owned; accordingly, information includes the following numbers of shares of common stock underlying options held by the following individuals, and all directors and executive officers as a group: Robert I. Toll, 4,386,000 shares; Bruce E. Toll, 1,397,500 shares; Mr. Barzilay, 1,297,896 shares; Mr. Blank, 237,000 shares; Mr. Boehne, 108,250 shares; Mr. Braemer, 235,250 shares; Mr. Hillas, 210,500 shares; Mr. Marbach, 234,250 shares; Mr. Novick, 17,750 shares; Mr. Rassman, 616,750 shares; Mr. Shapiro, 248,250 shares; and all directors and executive officers as a group, 8,989,396 shares.

(2) The address for Robert I. Toll and Bruce E. Toll is c/o Toll Brothers, Inc., 250 Gibraltar Road, Horsham, Pennsylvania 19044.

(3) Includes 448,306 of the 498,118 shares (Mr. Toll is entitled to receive 475,631 shares under the Toll Brothers, Inc. Cash Bonus Plan, as amended, and 22,487 shares from the exercise of stock options granted under the Company's Amended and Restated Stock Option Plan (1986) (the

     "1986 Plan")) of which Mr. Robert I. Toll elected to defer receipt under the Toll Brothers, Inc. Stock Award Deferral Plan and the 1986 Plan. Because Mr. Toll may elect early distribution of all or a portion of the 448,306 shares at any time, he is deemed to beneficially own them. Amount also includes 28,000 shares owned by the Robert and Jane Toll Foundation, of which Robert I. Toll is a trustee, with dispositive power, as to which he disclaims beneficial ownership.

(4) Includes 5,965,552 shares owned by The Bruce E. Toll Investment Trust, for which Mr. Toll is the sole beneficiary. See footnote (5).

(5) The address of The Bruce E. Toll Investment Trust and Wendy Toll Topkis, sole trustee of The Bruce E. Toll Investment Trust, is c/o BET Investments, 2600 Philmont Avenue, Huntingdon Valley, PA 19006. Bruce E. Toll and Ms. Topkis share voting and dispositive power over the 5,965,552 shares owned by The Bruce E. Toll Investment Trust. Ms. Topkis disclaims beneficial ownership of the 5,965,552 shares held by The Bruce E. Toll Investment Trust.

(6) Based on a schedule 13G filed with the Securities and Exchange Commission ("SEC") as of February 14, 2005, which states that the address of FMR Corp. ("FMR") is 82 Devonshire Street, Boston, Massachusetts 02109, that FMR is the beneficial owner of 5,841,431 shares, has sole power to vote or to direct the vote of 1,178,601 shares, and has sole power to dispose or to direct the disposition of 5,841,431 shares.

(7) Based on a Schedule 13G filed with the SEC on February 8, 2005, which states that the address of Myron M. Kaplan is c/o Kaplan Nathan and Mayfair, PO Box 385, Leonia, New Jersey 07605, and that Mr. Kaplan has sole voting and dispositive power with respect to 5,001,184 shares and shared voting and dispositive power with respect to 275,000 shares.

(8) Includes an aggregate of 4,700 shares beneficially owned by individual retirement accounts ("IRAs") for the benefit of Mr. Marbach and his wife. Mr. Marbach disclaims beneficial ownership of the 2,850 shares held by his wife's IRA.

(9) The Board of Directors, after reviewing the functions of all of the Company's officers, both in terms of designated function and functions actually performed, has determined that, for purposes of Section 16 of the Securities Exchange Act of 1934 (and the rules thereunder) and Regulation S-K of the SEC, only the Chief Executive Officer, Chief Operating Officer, and Executive Vice President/Chief Financial Officer (and the Chief Accounting Officer for purposes of Section 16) are deemed to be officers or executive officersof the Company for reporting purposes under those provisions, respectively.

                                  PROPOSAL ONE

                  ELECTION OF DIRECTORS FOR TERMS ENDING 2008


   At the Meeting, the stockholders will elect three directors to hold office until the 2008 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Company's Board of Directors is divided into three classes serving staggered three-year terms, with the term of one class of directors expiring each year. The directors whose three-year terms of office expire at the Meeting are Messrs. Robert I. Toll, Bruce E. Toll and Joel H. Rassman.

   The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Messrs. Robert I. Toll, Bruce E. Toll and Joel H. Rassman to serve again as directors until the 2008 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. Each nominee has indicated a willingness to continue to serve as a director. Should a nominee become unavailable to accept election as a director, the persons named in the enclosed proxy will vote the shares which such proxy represents for the election of such other person as the Board of Directors may nominate on the recommendation of the Nominating and Corporate Governance Committee.

   Set forth below is certain information concerning each nominee for election as a director at the Meeting and each director whose current term of office will continue after the Meeting.


                                                                                   Director     Term        Position(s) with
Name                                                                        Age     Since      Expires         the Company
----                                                                        ---    --------    -------   --------------------------
Robert I. Toll ..........................................................    64      1986       2005     Chairman of the Board and
                                                                                                          Chief Executive Officer
Bruce E. Toll ...........................................................    61      1986       2005     Vice Chairman of the Board
Zvi Barzilay ............................................................    58      1994       2007     President, Chief Operating
                                                                                                          Officer and Director
Robert S. Blank .........................................................    64      1986       2006     Director
Edward G. Boehne ........................................................    64      2000       2007     Director
Richard J. Braemer ......................................................    63      1986       2007     Director
Roger S. Hillas .........................................................    77      1988       2006     Director
Carl B. Marbach .........................................................    63      1991       2007     Director
Stephen A. Novick .......................................................    64      2003       2006     Director
Joel H. Rassman .........................................................    59      1996       2005     Executive Vice President,
                                                                                                          Chief Financial Officer,
                                                                                                          Treasurer and Director
Paul E. Shapiro .........................................................    63      1993       2006     Director


   Robert I. Toll co-founded the Company's predecessors' operations with his brother, Bruce E. Toll, in 1967. He has been a member of the Board of Directors since the Company's inception in May 1986. Mr. Toll is a member of the Shelf Terms Committee, the Special Transactions Committee, the Deferred Compensation Plan Committee, and the Employee Stock Purchase Plan Committee. His principal occupation since the Company's inception has been as Chief Executive Officer of the Company.

   Bruce E. Toll, the brother of Robert I. Toll, has been a member of the Board of Directors since the Company's inception in May 1986 and served as its President until April 1998 and Chief Operating Officer until November 1998. He is a member of the Shelf Terms Committee, the Special Transactions Committee and the Employee Stock Purchase Plan Committee. He is the founder and president of BET Investments, an office and commercial real estate company. He is a member of the Board of Directors of UbiquiTel, Inc. He was also a member of the Board of Directors of Assisted Living Concepts, Inc. until December 2001. In October 2001, Assisted Living Concepts, Inc. filed a Chapter 11 bankruptcy petition.

   Zvi Barzilay has been a member of the Board of Directors since June 1994. Mr. Barzilay joined the Company's predecessor in 1980 as a project manager, was appointed a Vice President of the Company in 1983 and held the position of Executive Vice President-Operations from September 1989 until October 1992 when he was appointed to the position of Executive Vice President of the Company. In April 1998, Mr. Barzilay was appointed to the position of President and in November 1998 he was appointed to the position of Chief Operating Officer. Mr. Barzilay is a member of the Special Transactions Committee.

   Robert S. Blank has been a member of the Board of Directors since September 1986. Mr. Blank is a member of the Nominating and Corporate Governance Committee, the Toll Brothers Realty Trust Committee, the Subordinated Debt Repurchase Authorization Committee, the Special Transactions Committee and the Real Estate Utilization Committee. For more than the past five years, Mr. Blank has been Co-Chairman and Co-Chief Executive Officer of Whitney Communication Company and a senior partner in Whitcom Partners. Whitney Communication Company and Whitcom Partners own and operate newspapers and cable television systems and formerly owned and operated broadcast television stations and radio stations, in some cases in partnership with others. Mr. Blank is a member of the Board of Directors of Advanta Corporation.

   Edward G. Boehne has been a member of the Board of Directors since July 2000. Mr. Boehne is the Chairman of the Nominating and Corporate Governance Committee and a member of the Audit Committee and the Special Transactions Committee. From 1981 until his retirement in May 2000, Mr. Boehne was the President of the Federal Reserve Bank of Philadelphia. Mr. Boehne is a member of the Board of Directors of Beneficial Savings Bank, Penn Mutual Life Insurance Co. and AAA Mid-Atlantic, Inc. (and certain of its insurance company subsidiaries). Mr. Boehne is also a member of the Board of Directors and a Senior Economic Advisor to the Haverford Trust Company.

   Richard J. Braemer has been a member of the Board of Directors since September 1986. Mr. Braemer is a member of the Subordinated Debt Repurchase Authorization Committee and the Real Estate Utilization Committee. Since January 1994, Mr. Braemer has been a partner in the Philadelphia law firm of Ballard, Spahr, Andrews & Ingersoll, LLP.

   Roger S. Hillas has been a member of the Board of Directors since April 1988. Mr. Hillas is a member of the Audit Committee, the Toll Brothers Realty Trust Committee, the Subordinated Debt Repurchase Authorization Committee and the Special Transactions Committee. From July 1988 until his retirement in December 1992, Mr. Hillas was Chairman and Chief Executive Officer of Meritor Savings Bank. Prior to July 1988, Mr. Hillas was Chairman of PNC Financial Corp. and of Provident National Bank. Mr. Hillas is a member of the Board of Directors of Harleysville National Corporation.

   Carl B. Marbach has been a member of the Board of Directors since December 1991. Mr. Marbach is the Chairman of the Executive Compensation Committee and a member of the Audit Committee and the Shelf Terms Committee. Since January 2004, Mr. Marbach has been president of Greater Marbach Airlines, Inc. and Florida Professional Aviation, Inc., companies that provide aviation services and consulting. From January 1995 to January 2004, Mr. Marbach was President of Internetwork Publishing Corp., an electronic publisher, which he founded.

   Stephen A. Novick has been a member of the Board of Directors since January 2003. Mr. Novick is a member of the Executive Compensation Committee and the Nominating and Corporate Governance Committee. Since January 2005, Mr. Novick has been a consultant to Grey Global Group, a marketing communications company. For more than the five years prior to his retirement in December 2004, Mr. Novick was Chief Creative Officer-Worldwide, and since April 2000, had been Vice Chairman of Grey Global Group.

   Joel H. Rassman has been a member of the Board of Directors since September 1996. Mr. Rassman joined the Company's predecessor in 1984 as Senior Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Rassman was appointed Executive Vice President in June 2002. Mr. Rassman continues to serve as Executive Vice President, Treasurer and Chief Financial Officer of the Company. Mr. Rassman is a member of the Special Transactions Committee, the Deferred Compensation Plan Committee, and the Employee Stock Purchase Plan Committee.

   Paul E. Shapiro has been a member of the Board of Directors since December 1993. Mr. Shapiro is the Chairman of the Audit Committee, and a member of the Toll Brothers Realty Trust Committee and the Special Transactions Committee. Since June 30, 2004, Mr. Shapiro has been Chairman of the Board of Q Capital Strategies, LLC, a life settlement company. From January 1,

2004 to June 30, 2004, Mr. Shapiro was Senior Vice President of MacAndrews & Forbes Holdings, Inc., a private holding company of operating businesses. From June 2001 to December 2003, Mr. Shapiro was Executive Vice President and Chief Administrative Officer of Revlon Inc. From June 1998 to June 2001, Mr. Shapiro was Executive Vice President and Chief Administrative Officer of Sunbeam Corp. which, in February 2001, filed a Chapter 11 bankruptcy petition.

Meetings and Committees of the Board of Directors

   The Board of Directors held five formal meetings during the Company's last fiscal year.

   The Board of Directors currently has an Audit Committee, an Executive Compensation Committee, a Nominating and Corporate Governance Committee, a Toll Brothers Realty Trust Committee, a Subordinated Debt Repurchase Authorization Committee, a Shelf Terms Committee, a Deferred Compensation Plan Committee, an Employee Stock Purchase Plan Committee, a Special Transactions Committee and a Real Estate Utilization Committee.

   The Audit Committee is composed of Edward G. Boehne, Roger S. Hillas, Carl
B. Marbach and Paul E. Shapiro (Chairman), each of whom has been determined by the Board of Directors to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. For more information on the NYSE standards for independence, see "Corporate Governance-Director Independence" in this proxy statement. The Board of Directors has further determined that (1) all members of the Audit Committee are financially literate, and (2) Edward G. Boehne possesses accounting and related financial management expertise within the meaning of the listing standards of the NYSE, and is an audit committee financial expert within the meaning of the applicable SEC rules.

   The Audit Committee assists our Board of Directors in fulfilling its responsibilities relating to the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor's qualifications and independence, and the performance of our internal audit function and independent audits. The Audit Committee also has the responsibility and authority for the appointment, compensation, retention, evaluation, termination and oversight of the independent registered public accounting firm, and pre-approval of audit and permissible non-audit services provided by the independent registered public accounting firm. The Audit Committee also serves as the Qualified Legal Compliance Committee of the Company in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and
Section 205 of the SEC's Standards of Professional Conduct for Attorneys. The Audit Committee held five formal meetings during the last fiscal year, four of which were attended by Ernst & Young, LLP, the Company's independent auditors, to consider the scope of the annual audit and issues of accounting policy and internal controls. The Chairman of the Audit Committee also met telephonically with Company management and Ernst & Young LLP several times during the fiscal year.

   The Executive Compensation Committee is composed of Carl B. Marbach (Chairman) and Stephen A. Novick, each of whom has been determined by the Board of Directors to meet the NYSE's standards for independence. In addition, each committee member is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Executive Compensation Committee, administers (in some cases along with the Board of Directors) the Toll Brothers, Inc. Cash Bonus Plan (the "Cash Bonus Plan"), the Toll Brothers, Inc. Executive Officer Cash Bonus Plan (the "Executive Officer Cash Bonus Plan"), the Toll Brothers, Inc. Stock Award Deferral Plan (the "Stock Deferral Plan"), the Amended and Restated Stock Option Plan (1986) (the "1986 Plan"), the Key Executives and Non-Employee Directors Stock Option Plan (1993) (the "1993 Plan"), the Stock Option and Incentive Plan (1995) (the "1995 Plan"), the Stock Incentive Plan
(1998) (the "1998 Plan"), the Toll Brothers, Inc. Stock Award Deferral Plan and the Supplemental Executive Retirement Plan. It held seven formal meetings during the past fiscal year.

   The Nominating and Corporate Governance Committee is composed of Edward G. Boehne (Chairman), Robert S. Blank and Stephen A. Novick, each of whom has been determined by the Board of Directors to meet the NYSE's standards for independence. The Nominating and Corporate Governance Committee is responsible for, among other things, the recommendation to the Board of Directors of director nominees for election to the Board of Directors, the evaluation of the size of the Board of Directors, the evaluation and recommendation to the Board of Directors of the compensation of the non-employee directors and the establishment and updating of corporate governance guidelines. The Nominating and Corporate Governance Committee held six formal meetings during the past fiscal year.

   The Real Estate Utilization Committee, the Shelf Terms Committee, the Special Transactions Committee, the Toll Brothers Realty Trust Committee, the Subordinated Debt Repurchase Authorization Committee and the Employee Stock Purchase Plan Committee did not meet during the last fiscal year.

   Each director attended at least 75% of the meetings of the Board of Directors and its committees of which he was a member during the last fiscal year.

Compensation of Directors

   Each non-employee director receives $5,000 for each full-day Board meeting attended, $2,500 for each half-day meeting attended and $1,750 for each telephonic meeting or committee meeting in which he participates. In addition, each non-employee director receives an annual grant of options for 15,000 shares of the Company's common stock under the 1998 Plan. Each member of the Audit Committee, unless he doesn't participate in any meeting during the fiscal year, receives an annual grant of options for 1,000 shares of common stock and 100 shares of restricted common stock except for the Chairman who receives an annual grant of options for 1,000 shares of common stock and 200 shares of restricted common stock. Each member of the Nominating and Corporate Governance Committee, unless he doesn't participate in any meeting during the fiscal year, receives an annual grant of options for 1,000 shares of common stock and 100 shares of restricted common stock except for the Chairman who receives an annual grant of options for 1,000 shares of common stock and 200 shares of restricted common stock. Each member of the Executive Compensation Committee, unless he doesn't participate in any meeting during the fiscal year, receives an annual grant of options for 500 shares of common stock except for the Chairman who receives an annual grant of options for 500 shares of common stock and 100 shares of restricted common stock. Each member of the other committees of the Board of Directors, unless he doesn't participate in any meeting during the fiscal year, receives an annual grant of options for 500 shares of common stock. No non-employee director can receive compensation for service on more than three committees, plus the Audit Committee and the Nominating and Corporate Governance Committee, in any fiscal year. The Executive Compensation Committee determined, upon the recommendation of the Nominating and Corporate Governance Committee, that Mr. Bruce E. Toll should also be granted options to purchase shares for his services on the Board of Directors equivalent to those granted to independent directors. Accordingly, in fiscal 2004, Mr. Toll was granted options to purchase 15,000 shares.

   On March 5, 1998, the Company and Mr. Bruce E. Toll entered into two agreements relating to Mr. Toll's withdrawal from day to day operations of the business (collectively the "Agreements"). The Agreements provided, among other things, that, during the three-year term that commenced on November 1, 1998 and ended on October 31, 2001 (the "Consulting Term"), Mr. Toll would (a) make himself available to the Company on a reasonable basis to consult with the Company concerning matters within his knowledge and expertise, (b) not compete with the Company as described in the Agreements, and (c) agree to vote the shares of the Company's common stock owned by him as recommended by the Company's management or Board of Directors until the later of March 15, 2002 or until Mr. Toll no longer serves on the Board of Directors of the Company. The Company agreed to pay Mr. Toll the sum of $500,000 during each year of the Consulting Term as well as provide group health insurance of a type and amount consistent with insurance provided to Company executives for himself, and his beneficiaries who were covered on March 5, 1998, without charge, and for all other children provided that the premium costs that the Company is permitted to charge under COBRA for such coverage are paid by Mr. Toll for those children. The Company paid $12,369 in fiscal 2004 for such health insurance. In June 2000, the Company and Mr. Toll amended the Agreements to terminate Mr. Toll's obligation to vote the shares of the Company's common stock owned by him referred to above and to extend the Consulting Term until October 31, 2004. In December 2002, the Executive Compensation Committee increased Mr. Toll's annual compensation to $675,000 effective January 1, 2003. As the end of the Consulting Term approached, the Board of Directors, on October 28, 2004, authorized the execution of an Advisory and Non-Competition Agreement (the "Advisory Agreement") with Bruce E. Toll, which provides, among other things, that (a) the Company will employ Mr. Toll as Special Advisor to the Chairman for a period of three years at compensation of $675,000 per year, (b) he will be paid $675,000 for each of three years following the term (or termination) of the Advisory Agreement so long as he does not violate certain non-competition and other provisions, and (c) he will be entitled to group health insurance of the type and amount currently being provided to Company executives. The Board of Directors contemporaneously determined that Mr. Toll would be designated a participant in the Company's Supplemental Executive Retirement Plan ("SERP"), with a $230,000 benefit for 20 years, principally because of the suspension of premium payments in fiscal 2003 on behalf of Mr. Toll in the Company's split-dollar life insurance program due to the Sarbanes-Oxley Act of 2002; however, the Board of Directors conditioned his participation in the SERP on his execution of the Advisory Agreement. In fiscal 2004, the Company paid $9,334 in premiums for the term life portion of a split-dollar life insurance policy for Mr. Toll and accrued $326,747 for his benefit under the SERP. In addition, the Advisory Agreement contains an undertaking by Mr. Toll that he will not be entitled to payments under the SERP until the end of the three-year non-competition period of the Advisory Agreement. The Company and Mr. Toll executed the Advisory Agreement effective as of November 1, 2004 on February 3, 2005.

   During fiscal 2004, the Company provided Bruce E. Toll additional perquisites with an estimated value of approximately $31,463. Such perquisites include group health insurance, country club dues, and contributions to the Company's 401(k) plan. It is expected that the provision of perquisites like these will continue in fiscal 2005.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION
             OF ROBERT I. TOLL, BRUCE E. TOLL AND JOEL H. RASSMAN.




                                  PROPOSAL TWO

           APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S
                                 CAPITAL STOCK

   Due to the substantial costs to the Company of the Delaware corporate franchise tax, which is based in part on the number of authorized shares of capital stock, the stockholders, at the 2001 annual meeting, authorized the Board of Directors to file certificates of amendments to the Certificate of Incorporation to increase the authorized common stock, as then reflected in the Certificate of Incorporation, by up to an additional 155,000,000 shares, or up to a maximum of 200,000,000 authorized shares, and to increase the authorized preferred stock, as then reflected in the Certificate of Incorporation, by an additional 14,000,000 shares, or up to 15,000,000 authorized shares. The 2001 stockholder action authorized increases in common and preferred stock to be made, at the sole discretion of the Board of Directors, in any combination of one or more increments of 5,000,000 shares of common stock and/or a single increment of 14,000,000 shares of preferred stock on or before March 31, 2006 (the "2001 Authorization"). As of the date of this proxy statement, the Board of Directors has filed certificates of amendment to the Certificate of Incorporation increasing the authorized common stock by 55,000,000 shares, but has not authorized any additional preferred shares, pursuant to the 2001 Authorization. If Proposal Two is approved, the Board intends to abandon all the remaining unused amendments that were authorized pursuant to the 2001 Authorization. If Proposal Two is not approved, the 2001 Authorization will continue in effect.

   On January 21, 2005, the Company had 100,000,000 shares of common stock authorized. Of these shares, approximately 76,288,000 were outstanding, approximately 18,252,000 were reserved for issuance under the Toll Brothers, Inc. Stock Incentive Plan (1998) pursuant to which there were outstanding options to purchase approximately 15,258,000 shares and approximately 418,000 were reserved for issuance under the Toll Brothers, Inc. Stock Purchase Plan.

   The Board of Directors, upon review of the Company's current capital structure, has determined to present to the stockholders this Proposal Two. If approved by stockholders, Proposal Two will authorize the Board of Directors to increase the authorized common stock from the 100,000,000 shares currently reflected in the Certificate of Incorporation by up to an additional 300,000,000 shares without further action by stockholders by filing one or more certificates of amendment to the Company's Certificate of Incorporation. Proposal Two will also permit the Board to file an amendment to the Certificate of Incorporation that would increase the number of authorized shares of preferred stock by 14,000,000 without further action by stockholders. The Preferred Stock may be issued in one or more series, each with such designations, powers, preferences, rights, qualifications, limitations and restrictions, as determined by the Board of Directors.

   Currently, the Certificate of Incorporation authorizes the Company to issue 100,000,000 shares of common stock and 1,000,000 shares of preferred stock for a total of 101,000,000 authorized shares of the two classes. While there are no current plans to issue additional shares of the Company's common stock beyond the limits currently authorized by the Certificate of Incorporation or to issue shares of the Company's preferred stock, for acquisitions or otherwise, Proposal Two would authorize a series of amendments to the Certificate of Incorporation to increase the authorized common stock to 400,000,000 shares and the authorized preferred stock to 15,000,000 shares. In order to allow the Company to minimize its annual Delaware corporate franchise taxes, Proposal Two would authorize the filing of one or more certificates of amendment to the Certificate of Incorporation that would increase the authorized number of shares of common stock, at the sole discretion of the Board of Directors, in any combination of one or more increments of 10,000,000 shares of common stock and/or a single increment of 14,000,000 shares of preferred stock. A vote for Proposal Two will be a vote to authorize a series of amendments that would, if filed with the Secretary of State of the State of Delaware, increase the authorized common stock by each increment of 10,000,000 from 100,000,000 to 400,000,000. With the filing of each amendment pursuant to Proposal Two that increases the authorized common stock, the number of authorized shares of preferred stock will remain at 1,000,000 until the filing pursuant to Proposal Two of the amendment to increase the authorized preferred stock by 14,000,000 shares, at which time the authorized shares of preferred stock will be 15,000,000 and will remain at 15,000,000 with any subsequent filing pursuant to Proposal Two that increases the authorized common stock. These amendments could provide for a maximum of 415,000,000 authorized shares of the two classes.

   The Board believes that Proposal Two would permit the Company to continue to minimize its annual Delaware corporate franchise taxes while maintaining the flexibility to increase the authorized capital stock quickly, without additional stockholder approval, for possible stock splits, stock dividends, convertible debt or equity offerings, acquisitions and other corporate purposes.

   Notwithstanding stockholder approval of Proposal Two, under Section 242(c) of the Delaware General Corporation Law, the Board of Directors could decide to abandon the filing of a certificate of amendment as to any authorized increment.

   The Board of Directors has approved and unanimously recommends that the stockholders approve the series of amendments that comprise Proposal Two. Any certificate of amendment authorized by Proposal Two is to be submitted by the Board of Directors, by action of a duly authorized officer of the Company, to the Secretary of State for the State of Delaware for filing no later than March 31, 2010 and the Board of Directors retains the authority to abandon any and all of the amendments that have not been so filed. After March 31, 2010, further stockholder approval will be required if the Board of Directors then determines that it still needs the ability to increase the number of authorized shares of capital stock beyond the amount then authorized by the Company's Certificate of Incorporation. A vote for Proposal Two will be a vote approving each certificate of amendment that may be filed in accordance with Proposal Two.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL TWO.




                                 PROPOSAL THREE

                    APPROVAL OF AMENDMENT TO CASH BONUS PLAN

Background

   The Executive Compensation Committee has determined that Robert I. Toll, the Company's Chief Executive Officer, should be compensated through a combination of salary, bonus and stock option grants. Cash bonuses for Robert
I. Toll have been determined since 1990 based on certain formulas relating to the Company's income before taxes and stockholders' equity. Originally adopted in 1993, the Cash Bonus Plan, as amended to date (the "Cash Bonus Plan"), and as approved by stockholders, is intended to provide a bonus program for Robert
I. Toll that meets the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), so that amounts payable under the Cash Bonus Plan will be "performance-based" compensation, and, therefore, will be exempt from the limitations on deductibility under Section 162(m). The Board of Directors continues to believe that the Cash Bonus Plan assists the Company in motivating and retaining an individual of superior ability, industry and loyalty as its Chief Executive Officer without limiting the Company's ability to avail itself of a tax deduction for the compensation paid to him pursuant to the Cash Bonus Plan.

Description of the Cash Bonus Plan's Current Terms

   The Cash Bonus Plan is administered by a committee (the "Plan Committee") which must consist of at least two members of the Board of Directors, each of whom must be an "outside" director (as that term is used in Section 162(m)) of the Code and a "Non-Employee Director" (as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended). The Plan Committee, which is currently comprised of Carl B. Marbach and Stephen A. Novick determines whether the various targets established under the Cash Bonus Plan have been met.

   Under the Cash Bonus Plan, Robert I. Toll is entitled to receive for each fiscal year during the period the Cash Bonus Plan is in effect a bonus equal to the sum of (1) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) for the fiscal year to which the cash bonus applies in excess of 10% and up to 20% of shareholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of the preceding fiscal year, (2) 3% of the Company's income before income taxes for the fiscal year to which the cash bonus applies in excess of 20% and up to 30% of shareholders' equity of the Company as of the end of the preceding fiscal year, and (3) 6% of the Company's income before income taxes for the fiscal year to which the cash bonus applies in excess of 30% of shareholders' equity of the Company as of the end of the preceding fiscal year.

   Except as otherwise provided in the Cash Bonus Plan, the bonus for each fiscal year is payable in cash (the "cash bonus award"). An amendment to the Cash Bonus Plan approved by stockholders at the 2001 Annual Meeting of Stockholders provided that each cash bonus award with respect to the fiscal years ended October 31, 2002, October 31, 2003 and October 31, 2004 was payable in shares of the Company's common stock (the "stock award feature"), in the form of an award under the Toll Brothers, Inc. Stock Incentive Plan
(1998) (the "1998 Plan"). The number of shares of common stock awarded for the fiscal 2002 and 2003 years was determined by dividing the dollar amount of the cash bonus award for the fiscal year by $19.3125 (the fair market value of a share of common stock, determined as of December 20, 2000 in accordance with the provisions of the 1998 Plan and referred herein as the "stock award price"). Accordingly, under the stock award feature of the Cash Bonus Plan, Mr. Toll received 471,099 shares with a fair market value of $9,648,104 for fiscal 2002 and he received 550,857 shares with a fair market value of $20,293,565 for fiscal 2003.

   On October 28, 2004, the Board of Directors and Mr. Toll mutually agreed to reduce the value of his benefit under the Cash Bonus Plan for fiscal 2004 in two ways. First, they agreed to reduce the cash bonus award formula otherwise applicable under the Cash Bonus Plan with regard to Mr. Toll's fiscal 2004 bonus to an amount equal to the sum of (1) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) for the fiscal year to which the cash bonus applies in excess of 10% and up to 20% of shareholders' equity of the Company as of the end of the preceding fiscal year, (2) 2.25% (reduced from 3.0%) of the Company's income before income taxes for the fiscal year to which the cash bonus applies in excess of 20% and up to 30% of shareholders' equity of the Company as of the end of the preceding fiscal year, and (3) 3.5% (reduced from 6%) of the Company's income before income taxes for the fiscal year to which the cash bonus applies in excess of 30% of shareholders' equity of the Company as of the end of the preceding fiscal year. The application of this formula reduced Mr. Toll's cash bonus award from $20,735,589 to $13,756,967. Second, the Board of Directors and Mr. Toll agreed to cap the number of shares that would be paid to Mr. Toll under the stock award feature for fiscal year 2004 by limiting the appreciation in the share value that would be taken into account to an amount no more than 221% of the stock award price of $19.3125 thus limiting the increase in value as though the stock had appreciated only to $42.68 per share, rather than $46.35, the closing price of the Company's common stock on the NYSE on October 29, 2004. As a result, Mr. Toll received 655,932 shares pursuant to the reduced stock award feature with a fair market value of $30,402,451 for fiscal 2004. Had the Board of Directors and Mr. Toll not agreed to reduce the cash bonus award formula and the stock award feature benefit under the Cash Bonus Plan for fiscal 2004, Mr. Toll would have received 1,073,937 shares with a fair market value of $49,776,980.

   The Cash Bonus Plan, which became effective as of November 1, 1993 and will continue until terminated by the Board of Directors, may be terminated by the Board of Directors at any time and may be amended by the Board of Directors from time to time. The termination or amendment of the Cash Bonus Plan may not, without the written approval of Mr. Toll, reduce the amount of a bonus payment that is due Mr. Toll but has not yet been paid, and any change in the Cash Bonus Plan that increases the amount of bonuses determined under the formula described above will be effective only if approved by the Plan Committee and disclosed to and approved by the stockholders in a separate vote prior to payment of the bonuses. In addition, the Cash Bonus Plan may be modified or amended by the Plan Committee as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Code as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed by Section 162(m) or any other applicable provisions of the Code.

   Any bonus received by Mr. Toll under the Cash Bonus Plan will be subject to the payment of Federal income tax on the bonus at the rates applicable to ordinary income, which currently is at a maximum rate of 35%. Mr. Toll is required to make appropriate arrangements with the Company for satisfaction of any Federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Cash

Bonus Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

Description of the Proposed Amendment

   The Cash Bonus Plan, by its current terms, requires the payment of the bonus for fiscal 2005 and subsequent years in cash since the stock award feature terminated with the payment of the bonus for fiscal 2004. The Plan Committee and the Board of Directors, with the assistance of an independent compensation consultant, have reviewed the provisions of the Cash Bonus Plan to determine whether the Company's best interests would be served by amending certain of its provisions. The Plan Committee and the Board of Directors believe that tying the value of Mr. Toll's bonus to the stock price continues to be a valuable incentive to align the interests of Mr. Toll with those of the stockholders.

   If the proposed amendment to the Cash Bonus Plan is approved by stockholders, then, subject to the below-mentioned limit, Mr. Toll will be entitled to receive a cash bonus award (before adjustment for the stock award feature, revised as described below) for the Company's fiscal year ending October 31, 2005 and for subsequent fiscal years on the basis of the same formula applied to calculate Mr. Toll's reduced cash bonus award for fiscal 2004, as described above, which is an amount equal to the sum of (1) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) for the fiscal year to which the cash bonus applies in excess of 10% and up to 20% of shareholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of the preceding fiscal year, (2) 2.25% of the Company's income before income taxes (as defined in the Cash Bonus Plan) for the fiscal year to which the cash bonus applies in excess of 20% and up to 30% of shareholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of the preceding fiscal year, and (3) 3.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) for the fiscal year to which the cash bonus applies in excess of 30% of shareholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of the preceding fiscal year. In addition, Mr. Toll's cash bonus award will be capped so that it may not exceed 2.9% of the Company's income before income taxes (as defined in the Cash Bonus
Plan) for the fiscal year to which the cash bonus applies.

   The proposed amendment to the Cash Bonus Plan also provides that, for each of the fiscal years ending October 31, 2005, 2006 and 2007, the cash bonus award will be granted pursuant to a revised stock award feature, as follows:
(a) the cash bonus award will be converted into shares by dividing the cash bonus award by the closing price of the Company's common stock on the NYSE on the last trading day of the Company's 2004 fiscal year, October 29, 2004, which was $46.35 per share (such price, as the same shall be equitably adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization, or reorganization occurring during the period from October 31, 2004 through the last day of the fiscal year for which a determination is being made, being referred to herein as the "Award Conversion Price") and (b) the number of shares calculated in clause (a) will then be multiplied by the closing price of the Company's common stock on the NYSE on the last trading day of the fiscal year for which the bonus is being calculated (the "Stock-Adjusted Bonus Value"). The Stock-Adjusted Bonus Value, subject to the limitations outlined below, will be paid 60% in cash, with the remaining 40% being paid in shares of the Company's common stock calculated by dividing 40% of the Stock-Adjusted Bonus Value by the closing price of the Company's common stock on the NYSE on the last trading day of the fiscal year for which the bonus is being calculated and equitably adjusting the number of shares so determined to reflect any stock dividend, stock split, reverse stock split, recapitalization, or reorganization occurring during the period beginning on the first day of the fiscal year following the fiscal year for which the payment is being made and the day immediately preceding the date of issuance of the shares. In the event of a change in the kind of shares outstanding as a result of a merger, consolidation or other event, an appropriate and proportionate adjustment shall be made in the number and kind of shares otherwise payable. Under the proposed amendment to the Cash Bonus Plan, the price of the Company's common stock used in determining the Stock-Adjusted Bonus Value may not exceed

160% of the Award Conversion Price or $74.16, and the Stock-Adjusted Bonus Value will be further capped so that it may not exceed 2.9% of the Company's income before income taxes (as defined in the Cash Bonus Plan) for the year as to which the Stock-Adjusted Bonus Value is being computed. As of February 11, 2005, the closing price on the NYSE was $82.95.

   Under the amendment approved by stockholders in 2001, Mr. Toll would have been entitled to receive a cash bonus award (before the stock award feature) for fiscal 2004 of $20,735,589; however, as noted above, he agreed to reduce that amount to $13,756,967, in accordance with a modified formula. Since the modified formula used in fiscal 2004 is the same as that being proposed in the plan amendment, Mr. Toll would have been entitled to a cash bonus award (before the revised stock award feature in the plan amendment) in the same amount, had the proposed plan amendment been in effect for fiscal 2004. If the proposed amendment had been in effect in fiscal 2004, then, after giving effect to the Stock-Adjusted Bonus Value, Mr. Toll would have been entitled to receive $8,254,202 in cash and 118,722 shares of common stock of the Company with a fair market value of $5,502,765 pursuant to the Cash Bonus Plan. The cash plus the stock that would have been payable for fiscal 2004 if the proposed amendment had been in effect in fiscal 2004 would have had the same value at October 31, 2004 as the cash bonus award only because the Award Conversion Price of $46.35 in the proposed amendment is the same as the closing price of the Company's common stock at the end of fiscal 2004. It should be noted that the value of the award that would have been paid in fiscal 2004 under the proposed amendment would not have reflected any increase or decrease in the price of the Company's common stock while the Stock-Adjusted Bonus Value calculated for future fiscal years will reflect any difference in the price of the Company's common stock at the end of the fiscal year for which the calculation is being made, subject to the cap discussed above, and the Award Conversion Price of $46.35. As of February 11, 2005, the closing price on the NYSE was $82.95.

   The proposed amendment to the Cash Bonus Plan also: (1) gives the Plan Committee the discretion to terminate the Cash Bonus Plan at any time, effective no sooner than six months after the decision to terminate the Cash Bonus Plan is made by the Plan Committee, in which event all bonuses payable on or after the effective date of the termination will be payable in cash only; and (2) permits the Plan Committee, upon receipt of a request by Mr. Toll (based on his concerns regarding adverse tax consequences to him), in its sole discretion and provided that such action will not cause any increase in the amount or value of a bonus that would otherwise be payable under the Cash Bonus Plan, to suspend the payment of bonuses in shares of common stock, in which event all subsequent bonuses will be payable only in cash until such time the Plan Committee determines to reinstate the provisions providing for payments in shares of common stock.

   If the proposed amendment to the Cash Bonus Plan is not approved by stockholders, the current Cash Bonus Plan will continue in effect and Mr. Toll will be entitled to receive an annual cash bonus amount equal to the sum of
(1) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) for the fiscal year to which the cash bonus applies in excess of 10% and up to 20% of shareholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of the preceding fiscal year, (2) 3.0% of the Company's income before income taxes for the fiscal year to which the cash bonus applies in excess of 20% and up to 30% of shareholders' equity of the Company as of the end of the preceding fiscal year, and (3) 6.0% of the Company's income before income taxes in excess of 30% of shareholders' equity of the Company as of the end of the preceding fiscal year. The foregoing description of the Cash Bonus Plan is qualified in its entirety by reference to the provisions of the Cash Bonus Plan, as the same is proposed to be amended, which is included as Addendum A to this proxy statement.

   The Company has been advised that it is the intention of Robert I. Toll to vote the shares of common stock he beneficially owns in favor of Proposal Three. See "Voting Securities and Security Ownership -- Security Ownership of Principal Stockholders and Management."

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL THREE.

                                 PROPOSAL FOUR
                        APPROVAL OF AN AMENDMENT TO THE
                       EXECUTIVE OFFICER CASH BONUS PLAN

Background

     In 2001, the Board of Directors adopted, as approved by the stockholders, an Executive Officer Cash Bonus Plan (the "Executive Cash Bonus Plan") allowing the Company to pay its officers (other than the Chief Executive Officer, who receives performance-based compensation pursuant to the Cash Bonus Plan, which is the subject of Proposal Three) bonuses that constitute "performance-based compensation" under Section 162(m) of the Code. Section 162(m) generally limits to $1,000,000 the compensation the Company may deduct on its Federal tax return for any fiscal year for amounts paid to its Chief Executive Officer or any one of its other four highest compensated executive officers. However, any compensation the Company pays that constitutes "performance-based compensation" under Section 162(m) does not count against the $1,000,000 limit and is deductible by the Company. The Board of Directors continues to believe that the use of bonuses to compensate the Company's executives provides an incentive for superior work and motivates participating officers toward even higher achievement and business results.

Description of the Executive Cash Bonus Plan's Current Terms

   The Executive Cash Bonus Plan is designed to permit the Company to pay its officers who are covered by the plan incentive compensation based upon the achievement of pre-established performance goals. The Executive Cash Bonus Plan is administered by the Executive Compensation Committee (the "Executive Plan Committee"), which, at the beginning of each performance period in accordance with the requirements of Section 162(m), establishes performance goals, specific performance objectives and objectively determines computation formulas or methods for determining each participant's bonus under the Executive Cash Bonus Plan for the performance period. Prior to, or at the time of, establishment of the performance goals for a performance period the Executive Plan Committee designates the specific executive officer(s) who will participate in the Executive Cash Bonus Plan for that performance period. Zvi Barzilay, the Company's President and Chief Operating Officer, and Joel H. Rassman, the Company's Senior Vice President and Chief Financial Officer, have been designated by the Executive Plan Committee to participate in the Executive Cash Bonus Plan for the fiscal year ending October 31, 2005. At or after the end of each performance period, the Executive Plan Committee determines whether the pre-established performance goals and objectives have been satisfied in the performance period. The actual bonus award to any participant for a performance period is then determined based upon the pre-established computation formulas or methods. The Executive Plan Committee has no discretion to increase the amount of any participant's bonus under the Executive Cash Bonus Plan as so determined, but may reduce the amount of, or totally eliminate, the bonus if the Executive Plan Committee determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the participant's performance or unanticipated factors. It has been the practice of the Executive Plan Committee to adopt a bonus formula that potentially pays out the maximum amount permitted under the Plan and, then, to approve an actual bonus substantially lower than that amount. The Executive Cash Bonus Plan limits the maximum amount of any participant's bonus for any fiscal year to the lesser of 250% of the participant's annual base salary as in effect at the beginning of that fiscal year or $2,500,000. It also limits the aggregate amount of all bonuses payable in any plan year under the Executive Cash Bonus Plan to 10% of the Company's average annual income before taxes for the preceding five fiscal years. Mr. Barzilay received a cash bonus of $1,000,000 or 100% of his base salary in effect at the beginning of fiscal 2004 for fiscal 2004, $550,000 or 55% of his base salary in effect at the beginning of fiscal 2003 for fiscal 2003 and $350,000 or 35.7% of his base salary in effect at the beginning of fiscal 2002 for fiscal 2002. Mr. Rassman received a cash bonus of $600,000 or 63.2% of his base salary in effect at the beginning of fiscal 2004 for fiscal 2004, $270,000 or 31.0% of his base salary in effect at the beginning of fiscal 2003 for fiscal 2003 and $170,000 or 19.3% of his base salary in effect at the beginning of fiscal 2002 for fiscal

2002. Generally, approved awards under the Executive Cash Bonus Plan are payable in cash to the participant (or to the participant's estate in the event of his death). An award that is otherwise payable to a participant who is not employed by the Company as of the last day of the applicable performance period will be prorated or eliminated pursuant to specific provisions of the Executive Cash Bonus Plan. A participant will recognize ordinary taxable income upon receipt of payments under the Executive Cash Bonus Plan and the same amount should be deductible for federal tax purposes as a compensation expense of the Company.

Description of the Proposed Amendment

   As described above, the Executive Cash Bonus Plan, by its current terms, limits the maximum amount of any participant's bonus for any fiscal year to the lesser of 250% of the participant's annual base salary as in effect at the beginning of that fiscal year or $2,500,000. If the proposed amendment to the Executive Cash Bonus Plan is approved by stockholders, then the maximum amount of any participant's bonus for any fiscal year will be limited to the lesser of 350% of the participant's annual base salary as in effect at the beginning of that fiscal year or $3,500,000. If the proposed amendment is approved, the Executive Cash Bonus Plan will continue to limit the aggregate amount of all bonuses payable in any plan year under the plan to 10% of the Company's average annual income before income taxes for the preceding five fiscal years. The foregoing description of the Executive Cash Bonus Plan is qualified in its entirety by reference to the provisions of the Executive Cash Bonus Plan, as the same is proposed to be amended, which is included as Addendum B to this proxy statement.

   The actual amount of bonus payments that would have been made in fiscal 2004, if the proposed amendment to the Executive Cash Bonus Plan had then been in effect, cannot be determined because, as noted above, the actual bonus paid in fiscal 2004, as in prior years, was less than the amount payable pursuant to the pre-approved formula for fiscal 2004.

   If the proposed amendment to the Executive Cash Bonus Plan is not approved, the plan as approved in 2001 will continue in effect.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" PROPOSAL FOUR.



                                 PROPOSAL FIVE

           APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   The Audit Committee has re-appointed, subject to stockholder approval, Ernst & Young LLP, independent registered public accounting firm, Philadelphia, Pennsylvania, to audit the consolidated financial statements of the Company for the fiscal year ending October 31, 2005. Ernst & Young LLP has audited the Company's consolidated financial statements since 1984.

   Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be afforded the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

   The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

   The following table sets forth the fees paid to Ernst & Young LLP for professional services for each of the two fiscal years ended October 31, 2004 and 2003:

                                                                    2004       2003
                                                                  --------   --------
     Audit Fees (1) ..........................................    $339,659   $468,184
     Audit-Related Fees (2) ..................................     182,342    295,575
     Tax Fees (3) ............................................       4,871     36,280
     All Other Fees ..........................................       1,700        925
                                                                  --------   --------
                                                                  $528,571   $800,964
                                                                  ========   ========

---------------
(1) "Audit Fees" include fees billed for (a) the audit of Toll Brothers, Inc. and its consolidated subsidiaries, (b) the review of quarterly financial information, (c) the stand-alone audits of certain of its subsidiaries,
     (d) the issuance of consents in various filings with the SEC, (e) the issuance of comfort letters to underwriters in connection with various equity and debt offerings, and (f) attendance at Audit Committee meetings.

(2) "Audit-Related Fees" include fees billed for (a) consultation on accounting matters, including the development of financial models, (b) transaction advisory work, (c) audits of various joint ventures and the Toll Brothers Realty Trust Group, and (d) assistance in preparing for
     Section 404 reporting pursuant to the Sarbanes-Oxley Act of 2002.

(3)  "Tax Fees" include fees billed for consulting on tax planning matters.

The Audit Committee negotiates the annual audit fee directly with the Company's independent auditors. The Audit Committee also establishes pre-approved limits for which the Company's management can engage the Company's independent auditors for specific services. Any work which exceeds these pre-approved limits in a quarter requires the advance approval of the Audit Committee. Each quarter the Audit Committee reviews and approves all work done by the independent auditors during the previous quarter and re-establishes the pre-approved limits for the current quarter. All fees were approved by the Audit Committee for fiscal 2004.

          THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR"PROPOSAL FIVE



                                  PROPOSAL SIX

                 STOCKHOLDER PROPOSAL ON STOCK OPTION EXPENSING

   The Sheet Metal Workers' National Pension Fund, located at Edward F. Carlough Plaza, 601 North Fairfax Street, Suite 500, Alexandria, VA 22314, is the beneficial owner of approximately 7,350 shares of the Company's common stock and has submitted the following proposal:

Stockholder Proposal

   Resolved, that the stockholders of Toll Brothers, Inc. ("Company") hereby request that the Company's Board of Directors establish a policy of expensing in the Company's annual income statement the costs of all future stock options issued by the Company.

Statement of Support

   Current accounting rules give companies the choice of reporting stock option expenses annually in the company income statement or as a footnote in the annual report (See: Financial Accounting Standards Board Statement 123). Many companies, including ours, report the cost of stock options as a footnote in the annual report, rather than include the option costs in determining operating income. We believe that expensing stock options would more accurately reflect a company's operational earnings.

   Stock options are an important component of our Company's executive compensation program. We believe that the lack of option expensing can promote excessive use of options in a company's compensation plans, obscure and understate the cost of executive compensation and promote the pursuit of corporate strategies designed to promote short-term stock price rather than long-term corporate value.

   "The failure to expense stock option grants has introduced a significant distortion in reported earnings," stated Federal Reserve Board Chairman Greenspan. "Reporting stock options as expenses is a sensible and positive step toward a clearer and more precise accounting of a company's worth." Globe and Mail, "Expensing Options is a Bandwagon Worth Joining," Aug. 16, 2002.

   Warren Buffett wrote in a New York Times Op-Ed piece on July 24, 2002:

     There is a crisis of confidence today about corporate earnings reports and the credibility of chief executives. And it's justified.

     For many years, I've had little confidence in the earnings numbers reported by most corporations. I'm not talking about Enron and WorldCom -- examples of outright crookedness. Rather, I am referring to the legal, but improper, accounting methods used by chief executives to inflate reported earnings.

     Options are a huge cost for many corporations and a huge benefit to executives. No wonder, then, that they have fought ferociously to avoid making a charge against their earnings. Without blushing, almost all CEOs have told their shareholders that options are cost-free.

     When a company gives something of value to its employees in return for their services, it is clearly a compensation expense. And if expenses don't belong in the earnings statement, where in the world do they belong?

   Bear Stearns recently reported that more than 483 companies are expensing stock options or have indicated their intention to do so. 113 of these companies are S&P 500 companies, representing 41% of the index based on market capitalization. See: Bear Stearns Equity Research, February 12, 2004, "Companies that currently expense or intend to expense using the fair value method."

   This Fund, along with other Building Trades' union pension funds, sponsored numerous expensing proposals over the past two proxy seasons that have received majority votes at over 45 companies, including Georgia-Pacific, Thermo Electron, Apple Computer, Intel, IBM, Novell, PeopleSoft and Kohl's. We urge your support for this important reform.

Management's Position

   The Board of Directors has carefully considered the proposal submitted by the Sheet Metal Workers' National Pension Fund. While the Board shares the proponent's interest in providing an accurate presentation of the Company's earnings, the Board, for several reasons, does not believe that it is in the best interest of our stockholders to record stock option expense in the Company's income statement at this time, but rather, as noted below, the Board believes it should await the implementation of the Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which, subsequent to our receipt of The Sheet Metal Workers' National Pension Fund Proposal, was adopted by the Financial Accounting Standards Board ("FASB").

   The Company is in full compliance with current accounting rules. The rules give companies the choice of accounting for stock options using the intrinsic value method, which generally results in recording no expense for stock option awards, or the fair value method, which generally results in expense recognition. The rules further require companies that use the intrinsic value method to disclose the pro forma impact of using the fair value method in the footnotes to the financial statements.

   Furthermore, the FASB issued, in December 2002, Statement of Financial Accounting Standards No. 148, "Accounting for Stock-Based Compensation, Transition and Disclosure" ("SFAS No. 148"). Among other provisions, SFAS No. 148 requires the footnote disclosure of the pro forma effect of fair value accounting to be displayed more prominently and in tabular format. The Company is in compliance with SFAS No. 148. As a result, our stockholders already have access to enhanced disclosure that adequately divulges the impact of stock options on financial performance.

   Additionally, most public companies account for stock options using the intrinsic value method. If the Company were to expense options at this time, it would be difficult for our stockholders to compare the Company's financial performance with that of most other public companies, including our primary competitors. A policy of expensing stock options might also place the Company at a competitive disadvantage vis-a-vis other public companies. Ultimately, such a policy could make the Company a less attractive investment and harm our stockholders.

   On December 16, 2004, the FASB issued SFAS 123R which requires that all stock-based compensation be treated as a cost that is reflected in the financial statements, effective for financial reporting periods beginning after June 15, 2005. SFAS 123R currently requires the expensing of stock options commencing in our fiscal period beginning August 1, 2005. In order to implement SFAS 123R, it is necessary to determine the value of the options to be expensed. To that end, the Company has engaged consultants to assist in the development of a valuation model that will more accurately value the Company's stock options. Accordingly, for the reasons set forth above and because the Company is already in the process of preparing to implement SFAS 123R, management does not recommend establishing a policy of expensing stock options in the Company's income statement prior to the effectiveness of SFAS 123R.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL SIX

                              CORPORATE GOVERNANCE


   The Company operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. The Company regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, established, or provided the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the NYSE has recently adopted changes to its corporate governance and listing requirements.

Director Independence

   The standards relied upon by the Board of Directors in affirmatively determining whether a director is "independent," in compliance with the rules of the NYSE, generally provide that a director is not independent if: (1) the director is, or has been within the last three years, an employee of the listed company, or an immediate family member (defined as including a person's spouse, parents, children, siblings, mothers-and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone, other than domestic employees, who shares such person's home) is, or has been within the last three years, an executive officer, of the listed company; (2) the director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service); (3) (A) the director or an immediate family member is a current partner of a firm that is the listed company's internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company's audit within that time; (4) the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company's present executive officers at the same time serves or served on that company's compensation committee; (5) the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, and (6) the director or an immediate family member is, or within the past three years has been, an affiliate of, another company in which, in any of the last three years, any of the listed company's present executive officers directly or indirectly either
(a) owned more than five percent (5%) of the total equity interests of such other company, or (b) invested or committed to invest more than $900,000 in such other company. In addition to these objective standards, the Board of Directors has adopted a general standard, also in compliance with the NYSE rules, to the effect that no director qualifies as "independent" unless the Board of Directors affirmatively determines that the director has no material relationship with the Company.

   The Board of Directors, in applying the above-referenced standards, has affirmatively determined that the Company's current "independent" directors are: Robert S. Blank, Edward G. Boehne, Richard J. Braemer, Roger S. Hillas, Carl B. Marbach, Stephen A. Novick and Paul E. Shapiro. As part of the Board's process in making such determination, each such director provided written assurances that (a) all of the above-cited objective criteria for independence are satisfied and (b) he has no other "material relationship" with the Company that could interfere with his ability to exercise independent judgment.

Independent and Non-Management Directors

     o A majority of the members of the Company's Board of Directors have been determined to meet the NYSE's standards for independence. See "Director Independence," above.

     o The Company's independent directors hold formal meetings separate from management and also meet telephonically. Edward G. Boehne is currently acting as chairman at meetings of the independent directors. These directors met five times during fiscal 2004.

Audit Committee

     o All members of the Audit Committee have been determined to meet the standards of independence required of audit committee members by the NYSE and applicable SEC rules. See "Director Independence," above.

     o The Board of Directors has determined that all members of the Audit Committee are financially literate. Further, the Board of Directors has determined that Edward G. Boehne possesses accounting or related financial management expertise within the meaning of the listing standards of the NYSE, and is an audit committee financial expert within the meaning of the applicable SEC rules.

     o The Audit Committee operates under a formal charter adopted by the Board of Directors that governs its duties and conduct. The charter is reproduced as Addendum C to this proxy statement. Additional copies of the charter can be obtained free of charge from our Web site, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by calling 215 938-8000.

     o Ernst & Young LLP, the Company's independent registered public accounting firm, reports directly to the Audit Committee.

     o  The Company's internal audit group reports directly to the Audit
        Committee.

     o The Audit Committee, consistent with the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, meets with management and the Company's independent auditors prior to the filing of officers' certifications with the SEC to receive information concerning, among other things, significant deficiencies in the design or operation of internal controls over financial reporting.

     o The Audit Committee has adopted a Complaint Monitoring Procedure Policy to enable confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters.

Executive Compensation Committee

     o All members of the Executive Compensation Committee have been determined to meet the appropriate NYSE standards for independence. See "Director Independence" above. Further, each member of the Executive Compensation Committee is a "Non-Employee Director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and an "outside director" as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended.

     o The Executive Compensation Committee operates under a formal charter adopted by the Board of Directors that governs its duties and standards of performance. The Charter is reproduced as Addendum D to this proxy statement. Additional copies of the charter can be obtained free of charge from our Web site, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by calling 215 938-8000.

Nominating and Corporate Governance Committee

     o All members of the Nominating and Corporate Governance Committee have been determined to meet the NYSE standards for independence. See "Director Independence," above.

     o The Nominating and Corporate Governance Committee operates under a formal charter that governs its duties and standards of performance. The charter is reproduced as Addendum E to this proxy statement. Additional copies of the charter can be obtained free of charge from our Web site, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by calling 215 938-8000.

     o The Nominating and Corporate Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as by management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should follow the procedures described in this proxy statement under the caption "Procedures for Nominating or Recommending for Nomination Candidates for Director." Once the Nominating and Corporate Governance Committee has identified prospective nominees, background information is elicited about the candidates, following which they are investigated, interviewed and evaluated by the Committee, which, then, reports to the Board of Directors. No distinctions are made as between internally-recommended candidates and those recommended by stockholders. All candidates shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Nominating and Corporate Governance Committee's view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

Corporate Governance Guidelines

     o The Company has adopted a set of Corporate Governance Guidelines, including specifications for director qualification and responsibility. The guidelines are reproduced as Addendum F to this proxy statement. Additional copies of the guidelines can be obtained free of charge from our Web site, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by calling 215 938-8000.

Codes of Business Conduct and Ethics

     o Management has adopted a Code of Ethics for Principal Executive Officer and Senior Financial Officers, violations of which may be reported to the Audit Committee. The code is reproduced as Addendum G to this proxy statement. Copies of the code can be obtained free of charge from our Web site, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by calling 215 938-8000.

     o The Company operates under an omnibus Code of Ethics and Business Conduct that includes provisions ranging from restrictions on gifts to conflicts of interest. All employees are required to affirm in writing their acceptance of the code. Additional copies of the code can be obtained free of charge from our Web site, www.tollbrothers.com, by written request to the Company at the address appearing on the first page of this proxy statement to the attention of Director of Investor Relations or by calling 215 938-8000.

Personal Loans to Executive Officers and Directors

   The Company complies with and operates in a manner consistent with legislation prohibiting extensions of credit in the form of a personal loan to or for the benefit of its directors and executive officers.

Directors Attendance at Annual Meetings of Stockholders

   It is the policy of the Company's Board of Directors that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board. All members of the Board of Directors attended the Company's 2004 Annual Meeting of Stockholders.

Communication With the Board of Directors

   A stockholder who wishes to communicate with the Board of Directors, or specific individual directors, including the chairman of the non-management directors or the non-management directors as a group, may do so by directing a written request addressed to such directors or director in care of General Counsel, Toll Brothers, Inc., at the address appearing on the first page of this proxy statement. Communications directed to members of the Board who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other executive officers of the Company.


                                                                                                         Long Term
                                                                                                        Compensation
                                                                       Annual Compensation                 Awards
                                                              --------------------------------------    ------------
                                                                                        Other Annual     Securities      All Other
                                                    Fiscal                              Compensation     Underlying    Compensation
Name and Principal Positions                         Year     Salary($)    Bonus($)          ($)        Options (#)       ($)(5)
------------------------------                      ------    ---------   ----------    ------------    ------------   ------------
Robert I. Toll                                       2004     1,300,000   30,402,451       78,217         250,000        6,128,546
 Chairman of the Board                               2003     1,150,000   20,293,565       76,771         250,000           22,286
 and Chief Executive                                 2002     1,000,000    9,648,104       88,400         500,000          390,228
 Officer(1)(4)

Zvi Barzilay                                         2004     1,000,000    1,000,000                      127,000          158,772
 Chief Operating Officer                             2003     1,000,000      550,000                      125,000           19,863
 and President(2)                                    2002       995,392      350,000                      240,000          185,070

Joel H. Rassman                                      2004       990,384      600,000                       57,000          198,780
 Executive Vice President,                           2003       934,615      270,000                       55,000           18,447
 Chief Financial Officer                             2002       849,240      170,000                      100,000          138,008
 and Treasurer(2)(3)

---------------
(1) The bonuses listed for Robert I. Toll for fiscal 2004, 2003 and 2002 were earned in the fiscal year reported and were paid in common stock of the Company pursuant to the terms of the

     Cash Bonus Plan and the 1998 Plan. The amounts listed were: (a) the fair market value of bonus award shares as of October 31, 2004 in the case of the fiscal 2004 bonus; (b) the fair market value of bonus award shares as of October 31, 2003 in the case of the fiscal 2003 bonus; and (c) the fair market value of bonus award shares as of October 31, 2002 in the case of the fiscal 2002 bonus. Had the bonuses been paid in cash, Robert
     I. Toll would have received $13,756,967 for the 2004 cash bonus, $10,638,422 for the 2003 cash bonus and $9,098,104 for the 2002 cash bonus. Under the terms of the Stock Deferral Plan, Mr. Toll elected to defer receipt of his 2002 bonus award shares. In December 2004, Mr. Toll received 235,550 shares of his 2002 bonus award shares.

(2) The bonuses listed for Mr. Barzilay and Mr. Rassman for fiscal 2004, 2003 and 2002 represent amounts earned in the fiscal year in which they are reported. Mr. Barzilay elected to defer receipt of $200,000 of his 2004 bonus, $100,000 of his 2003 bonus and $200,000 of his 2002 bonus under the terms of the Company's Non-Qualified Deferred Compensation Plan. Mr. Rassman elected to defer $100,000 of his 2004 bonus, $135,000 of his 2003 bonus and all of his 2002 bonus under the terms of the Company's Non-Qualified Deferred Compensation Plan. The amount of interest earned on deferred compensation in excess of 120% of the Long-Term Applicable Federal Rate is included under "All Other Compensation." See note (5) below.

(3) Under the terms of an agreement dated June 30, 1988 between the Company and Mr. Rassman, in the event of Mr. Rassman's termination by the Company without cause, any material reduction or material adverse change in Mr. Rassman's duties, the removal of certain fringe benefits or any failure by the Company to provide Mr. Rassman with compensation, including salary and bonus, in an amount not less than $350,000 and the exercise of an election by Mr. Rassman to terminate his employment, Mr. Rassman will receive $250,000, and, in certain instances, an additional amount equal to the difference between $350,000 and his actual compensation during a specified period prior to his termination.

(4) Of the amounts included under "Other Annual Compensation", $8,590, $19,819 and $40,300 represent the estimated cost of income tax and financial statement preparation services provided during fiscal 2004, 2003 and 2002, respectively. The remaining amounts represent the estimated value of perquisites provided by the Company including health and life insurance, auto and gas allowances, auto insurance, country club dues, telephone and internet services and other miscellaneous items.

(5) The following table provides a breakdown of the amounts paid or accrued to each individual listed during the fiscal year indicated:

   Fiscal 2004:
                                                                                                   Robert I.      Zvi       Joel H.
                                                                                                     Toll       Barzilay    Rassman
                                                                                                  ----------    --------   --------
   Supplemental employee retirement benefit expense (6).......................................    $6,104,497    $135,627   $176,771
   Split-dollar life insurance policy (7)
    Term......................................................................................        13,507       4,638      3,423
    Non-term..................................................................................            --          --         --
   Contribution to 401(k) Plan (8)............................................................        10,542      10,542     10,542
   Excess interest on deferred compensation (2)...............................................                     7,965      6,794
   Other (9)..................................................................................                                1,250
                                                                                                  ----------    --------   --------
                                                                                                  $6,128,546    $158,772   $198,780
                                                                                                  ==========    ========   ========


   Fiscal 2003:
                                                                                                    Robert I.      Zvi      Joel H.
                                                                                                       Toll      Barzilay   Rassman
                                                                                                    ---------    --------   -------
   Split-dollar life insurance policy (7)
    Term........................................................................................     $11,984     $ 4,177    $ 3,118
    Non-term....................................................................................          --          --         --
   Contribution to 401(k) Plan (8)..............................................................      10,302      10,302     10,302
   Excess interest on deferred compensation (2).................................................                   5,384      3,777
   Other (9)....................................................................................                              1,250
                                                                                                     -------     -------    -------
                                                                                                     $22,286     $19,863    $18,447
                                                                                                     =======     =======    =======


   Fiscal 2002:
                                                                                                   Robert I.      Zvi       Joel H.
                                                                                                      Toll      Barzilay    Rassman
                                                                                                   ---------    --------   --------
   Split-dollar life insurance policy (7)
    Term.......................................................................................     $ 11,040    $  3,894   $  3,250
    Non-term...................................................................................      369,996     169,433    122,672
   Contribution to 401(k) Plan (8).............................................................        9,192       9,192      9,192
   Excess interest on deferred compensation (2)................................................                    2,551      1,644
   Other (9)...................................................................................                               1,250
                                                                                                    --------    --------   --------
                                                                                                    $390,228    $185,070   $138,008
                                                                                                    ========    ========   ========


(6) In fiscal 2004, the Company adopted an unfunded supplemental employee retirement program (the "SERP"). Under the terms of the SERP, each participant is entitled to an annual benefit for a period of 20 years after (a) the completion of 20 years of service and (b) reaching "normal retirement age", which age is 62. As of the effective date of the SERP, all participants had completed 20 years of service with the Company. The SERP provides for annual benefits of $500,000 for Robert I. Toll, $260,000 for Zvi Barzilay and $250,000 for Joel H. Rassman. The expense shown for each individual in the table above, represents the accrual of benefits for the individual under the SERP.

(7) In fiscal 2003, the Company suspended premium payments under the split-dollar life insurance program for these executives based on provisions of the Sarbanes-Oxley Act of 2002.

(8) This amount represents the Company's contribution and matching payment under its 401(k) salary deferred savings plan.

(9) This amount represents directors fees paid by a subsidiary of the Company.

Option Grants in the Last Fiscal Year(1)


                                                                                                              Potential Realizable
                                                                      % of Total                                Value at Assumed
                                                         Number of     Options                               Annual Rates of Stock
                                                        Securities    Granted to                             Price Appreciation for
                                                        Underlying    Employees    Exercise                       Option Term
                                                          Options     in Fiscal      Price     Expiration      -----------------
Name                                                    Granted(2)       Year       ($/sh)        Date         5%(3)       10%(3)
----                                                    ----------    ----------   --------    ----------    ---------   ----------
Robert I. Toll ......................................     250,000        18.5%       40.27     12/20/2013    6,331,397   16,045,002
Zvi Barzilay ........................................     127,000         9.4%       40.27     12/20/2013    3,216,349    8,150,861
Joel H. Rassman                                            57,000         4.2%       40.27     12/20/2013    1,443,558    3,658,261

---------------
(1)  No stock appreciation rights ("SARs") were granted.

(2) These options become exercisable starting on the first anniversary of the grant, with 25% becoming exercisable at that time and 25% becoming exercisable on each of the second, third and fourth anniversary dates.

(3) These amounts represent assumed rates of appreciation and are not intended to forecast future appreciation in the price of the Company's common stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, that they will exist at the time of any option exercise. The aggregate appreciation in value of all shares of the Company's common stock outstanding on October 31, 2004, based on the assumed 5% and 10% rates of appreciation on the closing price of the common stock on the NYSE on October 29, 2004, the last trading day of the Company's fiscal 2004 year of $46.35 per share and based upon the weighted average life of the grants, would be approximately $2.18 billion at the assumed 5% rate of appreciation and $5.53 billion at the assumed 10% rate of appreciation.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values(1)

   The following table sets forth certain information with regard to the aggregated option exercises in the fiscal year ended October 31, 2004 and the option values as of the end of that year for the Chief Executive Officer and the other executive officers of the Company.


                                                                                Number of
                                                                               Securities               Value of
                                                                               Underlying             Unexercised
                                                                               Unexercised            In-The-Money
                                                                               Options at              Options at
                                                Shares                     Fiscal Year-End(#)    Fiscal Year-End($)(2)
                                              Acquired on       Value        Exercisable (E)        Exercisable (E)
Name                                         Exercise (#)    Realized($)    Unexercisable (U)      Unexercisable (U)
----                                         ------------    -----------   ------------------    ---------------------
Robert I. Toll ...........................      320,000      12,330,400       4,011,000 (E)         137,343,656 (E)
                                                                                812,500 (U)          15,790,938 (U)

Zvi Barzilay .............................       90,000       3,406,198       1,315,066 (E)          44,814,332 (E)
                                                                                370,750 (U)           6,905,960 (U)

Joel H. Rassman ..........................       50,000       1,728,083         636,250 (E)          21,983,839 (E)
                                                                                155,750 (U)           2,822,466 (U)

---------------
(1)  The Company has never issued SARs.

(2) Represents, with respect to each share, the closing price of $46.35 per share of the Company's common stock as reported on the NYSE on October 29, 2004, the last trading day of the Company's fiscal 2004 year, less the exercise price payable for the share.

Securities Authorized for Issuance Under Equity Compensation Plans

   The following table provides information as of October 31, 2004 with respect to compensation plans (including individual compensation arrangements) under which the Company's equity securities are authorized for issuance.


                                                                         Number of                           Number of securities
                                                                         securities         Weighted-         remaining available
                                                                           to be             average          for future issuance
                                                                        issued upon       exercise price         under equity
                                                                        exercise of       of outstanding      compensation plans
                                                                     options, warrants       options,        (excluding securities
                                                                         and rights          warrants      reflected in column (a))
Plan Category                                                          (in thousands)       and rights          (in thousands)
-------------                                                        -----------------    --------------   ------------------------
                                                                         Column (a)         Column (b)            Column (c)
Equity compensation plans approved by security holders (1).......          15,245             $16.41                 3,168

Equity compensation plans not approved by security holders.......              --                                       --
                                                                           ------                                    -----
Total............................................................          15,245             $16.41                 3,168
                                                                           ======                                    =====

---------------
(1) The Company's Stock Incentive Plan (1998) provides for automatic increases each November 1 in the number of shares available for grant by 2.5% of the number of shares issued (including treasury shares). This plan restricts the number of shares available for grant in a year to a maximum of five million shares.

Compensation Committee Interlocks and Insider Participation

   The Executive Compensation Committee administers the Cash Bonus Plan, the Executive Officer Cash Bonus Plan, the Company's stock option plans (in some cases along with the Board of Directors), the Stock Award Deferral Plan and the Supplemental Executive Retirement Plan and determines the salaries of the Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer. The only individuals who served as a member of the Executive Compensation Committee during the fiscal year ended October 31, 2004 are the current members of the committee. The current members of the Executive Compensation Committee are Carl B. Marbach and Stephen A. Novick, both of whom are independent directors and neither of whom has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K or ever served as an officer of the Company or any of its subsidiaries

                               PERFORMANCE GRAPH


   The following graph and chart compares the five-year cumulative total return (assuming an investment of $100 was made on October 31, 1999 and that dividends, if any, were reinvested) from October 31, 1999 to October 31, 2004 for (a) the Company's common stock, (b) the Standard & Poor's S&P Homebuilding Index (the "S&P Homebuilding") and (c) the Standard & Poor's 500 Composite Stock Index (the "S&P 500"):



                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
                           AMONG TOLL BROTHERS, INC.,
                    S&P HOMEBUILDING INDEX AND S&P 500 INDEX









                               [GRAPHIC OMITTED]







October 31,                    1999      2000     2001      2002      2003     2004
Toll Brothers, Inc.           100.00    185.71   178.06    234.06    421.03   529.71
S&P Homebuilding ..........   100.00    144.90   145.88    200.93    375.00   460.82
S&P 500                       100.00    106.09    79.67     67.64     81.70    89.40

                 REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE


Basic Policy Considerations

   The Company's compensation policies with respect to its executive officers, established by the Board's Executive Compensation Committee, continue to be based on the principles that, to a significant extent, compensation should reflect the financial performance of the Company and the performance of the executive, and that long-term incentives should be a significant factor in the determination of executive officers' compensation. The committee sets executive compensation at levels that are sufficiently competitive so that the Company will attract, motivate and retain the highest quality individuals to contribute to the Company's goals, objectives and overall financial success. The committee attempts to be creative in its choice of methods of compensation that are designed to provide incentives for executive performance that result in continuing improvements in the Company's financial results, performance or condition, over both the short-term and the long-term, and to encourage continued service to the Company. A significant portion of executives' incentive compensation is paid in stock options and stock awards in order to align executive and stockholder interests.

   The compensation program is comprised of two elements: (a) annual salary and eligibility for short-term incentive awards in the form of cash bonuses; and (b) a long-term incentive program (principally stock options and, and in the case of the Chief Executive Officer, a stock-based feature of the Cash Bonus Plan) where the level of compensation is dependent on the performance of the Company's common stock. The details of this compensation program, with specific discussion of the programs applicable to the Chief Executive Officer, are set forth below.

Annual Compensation -- Executive Officers Other Than Chief Executive Officer

   The committee sets compensation of executives other than the Chief Executive Officer by subjective evaluation of the individual performance of each executive, and it considers information concerning compensation of comparable executives; however, salary determinations are not based upon any specific or constant criteria.

   Executives other than the Chief Executive Officer are eligible for annual incentive cash bonuses. Specifically, the awards for the Chief Operating Officer and Chief Financial Officer are made under the Company's Executive Officer Cash Bonus Plan. These awards are not intended to be in addition to market level compensation but, instead, are designed to be a comprehensive component of annual compensation so that a significant part of an executive's annual compensation is dependent on the committee's assessment of the executive's performance based upon a set of goals established for each executive. Goals are established by the committee with respect to the executive's contributions to the Company's economic and strategic objectives, the efforts required of the executive and the executive's ability to develop, execute and implement short-term and long-term corporate goals.

Long-Term Compensation Stock Options -- Executive Officers Other Than Chief Executive Officer

   The stock option component of the compensation of executives other than the Chief Executive Officer has been designed to provide such executives with incentives to enhance stockholder value through their efforts. Options are granted at fair market value on the date of grant and generally vest over a number of years, usually not fewer than four. The options have significant restrictions, typically for a period of three years from the date of grant, on the executive's ability to exercise the options and sell the shares acquired upon exercise without the consent of the appropriate stock option subcommittee. No constant criteria are used year to year in the granting of stock options. The committee makes a subjective determination of the effectiveness of the executive and the extent of the executive's contributions to the Company's success and, based on that determination, awards stock options to deserving executive officers. Because the options are granted with exercise prices equal to the fair market value of the underlying common stock on the date of grant, any value that ultimately accrues to the executive is based entirely upon the Company's performance, as perceived by investors who establish the market price for the common stock.

2004 Compensation for Chief Executive Officer

   In 1990, the Board of Directors decided that salary, bonus and option grants for the Company's Chief Executive Officer, Robert I. Toll, should be determined pursuant to objective measurements, including appropriate performance criteria in addition to compensation that reflects information concerning compensation of comparable executives. Since 1995, the base salary for Robert I. Toll has been determined by a formula intended to increase his base salary by no less than the increase in the Consumer Price Index (using U.S. Department of Labor definitions) and by no more than the average percentage increase in compensation of the five highest percentage compensation increases of the Company's next ten most highly compensated employees for the adjustment year. From 1998 through 2002, Mr. Toll agreed to limit his base salary to $1,000,000. For fiscal 2003 and 2004, the committee awarded Mr. Toll an annual base salary of $1,150,000 and $1,300,000, respectively. Mr. Toll has volunteered to waive his base salary increase for the 2005 fiscal year.

   Since 1993, cash bonuses for Robert I. Toll have been determined based on formulas contained in the Company's Cash Bonus Plan, as amended from time to time (the "Cash Bonus Plan"). In 1996, the committee and the Board of Directors determined that, by obtaining the agreement of Mr. Toll to accept his bonus in shares of the Company's stock rather than in cash, the interests of the Chief Executive Officer and the stockholders would be further aligned. The committee and the Board of Directors amended the Cash Bonus Plan in 1996 and 1998, with stockholder approval given at the 1997 and 1999 Annual Meetings of Stockholders, to provide that Mr. Toll's bonuses for fiscal years ended October 31, 1996 through October 31, 2001 would be paid in shares of common stock at the fair market value as determined under the respective plans on the respective dates established by the committee in 1996 and 1998, which payments would be in the form of an award under the terms of the 1995 and 1998 Plans ("stock award feature").

   In 2000, the committee and the Board of Directors, with the assistance of an independent compensation consultant, reviewed the provisions of the Cash Bonus Plan to determine whether it was in the best interest of the Company to again amend the Cash Bonus Plan to continue the practice of paying Mr. Toll's bonuses in shares of common stock through a stock award feature. The committee and the Board of Directors concluded that tying the value of the bonus of Robert I. Toll to the stock price continued to be a valuable incentive to align the interests of Mr. Toll with those of the stockholders. Accordingly, the committee and the Board of Directors amended the Cash Bonus Plan on December 14, 2000, with stockholders' approval given at the 2001 Annual Meeting of Stockholders, to provide that: (a) all bonus payments made under the Cash Bonus Plan with respect to the fiscal years ended October 31, 2002 and October 31, 2003, and the year ending October 31, 2004, would be paid in shares of common stock, which payments would be in the form of a stock award feature issuable under the terms of the 1998 Plan; (b) the number of shares of common stock awarded pursuant to the stock award feature would be determined by dividing the dollar amount of each cash bonus award (as determined in accordance with the Cash Bonus Plan) by $19.3125 (the fair market value of a share of common stock, determined as of December 20, 2000 in accordance with the provisions of the 1998 Plan for determination of fair market value); (c) the committee would have the discretion to terminate the application of the provisions of the Cash Bonus Plan described in subparagraphs (a) and (b) above, at any time, effective no sooner than six months after such decision to terminate is made by the committee, in which event all bonuses payable on or after the effective date of such termination will be payable in cash only; and
(d) upon receipt of a request by Robert I. Toll, based on his concerns regarding adverse tax consequences to him, the committee may, in its sole discretion, suspend the application of the stock award provisions described in subparagraphs (a) and (b) above, provided that such action would not cause any increase in the amount or value of a bonus that would otherwise be payable under the Cash

Bonus Plan. In the event of suspension of the stock award provisions, all bonuses will be payable only in cash until such time as the committee determines to reinstate the stock award provisions.

   At the 2001 Annual Meeting of Stockholders, the stockholders also amended the performance formulas to provide that Mr. Toll will receive cash bonus awards for fiscal years ended October 31, 2002 and each year thereafter equal to the sum of (a) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated was greater than 10% and less than or equal to 20% of stockholders' equity (as defined in the Cash Bonus Plan) of the Company as of the end of the fiscal year preceding the fiscal year for which the bonus is being calculated, plus (b) 3.0% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated was greater than 20% and less than or equal to 30% of stockholders' equity as of the end of the fiscal year preceding the fiscal year for which the bonus is being calculated, plus (c) 6% of the Company's income before income taxes (as defined in the Cash Bonus Plan) to the extent such income for the fiscal year for which the bonus is being calculated is greater than 30% of stockholders' equity of the Company as of the end of fiscal year preceding the fiscal year for which the bonus is being calculated. The Cash Bonus Plan would have generated a cash bonus award for fiscal 2004, before consideration of the stock award feature of $20,735,589 or 195% higher than the cash bonus award generated by the plan for fiscal year 2003. Due to the Company's exceptional performance under the Chief Executive Officer's leadership and the related strong performance of the stock price, the provisions of the Cash Bonus Plan generated a cash bonus award that the Board of Directors and the Chief Executive Officer mutually agreed needed to be adjusted. Accordingly, the Board of Directors and Mr. Toll mutually agreed to reduce the cash bonus award formula otherwise applicable under the Cash Bonus Plan with regard to Mr. Toll's 2004 bonus to an amount equal to the sum of (1) 1.5% of the Company's income before income taxes (as defined in the Cash Bonus Plan) in excess of 10% and up to 20% of shareholders' equity of the Company as of the end of the preceding fiscal year, (2) 2.25% (reduced from 3.0% as authorized by stockholders in 2001) of the Company's income before income taxes in excess of 20% and up to 30% of shareholders' equity of the Company as of the end of the preceding fiscal year, and (3) 3.5% (reduced from 6% as authorized by stockholders in 2001) of the Company's income before income taxes in excess of 30% of shareholders' equity of the Company as of the end of the preceding fiscal year. The application of this formula reduced Mr. Toll's cash bonus award from $20,735,589 to $13,756,967. The Board of Directors and Mr. Toll agreed to cap the number of shares that would be paid to Mr. Toll under the stock award feature for fiscal year 2004 by limiting the appreciation in the share value that would be taken into account to an amount no more than 221% of the stock award price of $19.3125 thus limiting the increase in value as though the stock had appreciated only to $42.68 per share, rather than $46.35, the closing price of the Company's common stock on the New York Stock Exchange (the "NYSE") on October 29, 2004. As a result, Mr. Toll will receive 655,932 shares pursuant to the reduced stock award feature with a fair market value of $30,383,908 for fiscal 2004. Had the Board of Directors and Mr. Toll not agreed to reduce the cash bonus award formula and cap the stock award feature benefit under the Plan for fiscal 2004, Mr. Toll would have received 1,073,937 shares with a fair market value of $49,776,980.

   The Cash Bonus Plan is intended to provide bonuses that will be treated as "performance based compensation" exempt from the limitations on deductibility imposed under Section 162(m) of the Code.

Deferred Compensation Plan

   The Company has a non-qualified deferred compensation plan that permits a select group of "management or highly compensated employees" as defined by the Employee Retirement Income Security Act of 1974, as amended, to voluntarily defer receipt of a portion of their compensation. The deferred compensation earns various rates of return depending upon when and how long the compensation is deferred.

Supplemental Executive Retirement Plan

   The Company, in October 2004, established a Supplemental Executive Retirement Plan in the nature of a defined benefit retirement plan, effective as of September 1, 2004. The plan covers the three named executive officers. In addition, Bruce E. Toll is to be named a participant upon execution of an Advisory and Non-Competition Agreement.

Stock Award Deferral Plan

   The Company has an unfunded Stock Award Deferral Plan pursuant to which a select group of management or highly compensated employees or directors may have the opportunity to defer receipt of shares of stock and corresponding recognition of compensation income attributable to certain stock based compensation awards, including shares issuable pursuant to stock options and stock awards granted under other stock based compensation plans of the Company.

Internal Revenue Code Section 162(m)

   Section 162(m) of the Code generally disallows a tax deduction to a public company for compensation over $1 million paid to certain "covered employees" (its chief executive officer or to any of its four other most highly compensated executive officers). Performance-based compensation will not be subject to the deduction limitation if certain requirements set forth in the Code and applicable Treasury Regulations are met. While the Company generally structures its compensation plans applicable to these covered employees to comply with the performance-based compensation exemption requirements of
Section 162(m), corporate objectives may not always be consistent with the requirements for full deductibility. Accordingly, the Board of Directors and the Executive Compensation Committee reserve the authority to award non-deductible compensation to the Company's executive officers as they deem appropriate. During fiscal year 2004, all cash compensation paid, except for $300,000, was deductible under Section 162(m).

   The committee also annually reviews its charter, reports to the Board of Directors on its performance and conducts a committee self-assessment process.

   Respectfully submitted on December 13, 2004, by the members of the Executive Compensation Committee of the Board of Directors.

       Carl B. Marbach (Chairman)
       Stephen A. Novick

                         REPORT OF THE AUDIT COMMITTEE


   The Audit Committee of the Board of Directors (the "Audit Committee") oversees the Company's financial reporting process on behalf of, and reports to, the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal control. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company's audited financial statements for the year ended October 31, 2004 with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with Ernst & Young LLP, the Company's independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under U.S. generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee reviewed with the independent registered public accounting firm its independence from the Company and the Company's management, including the matters in the written disclosures required by the Independence Standards Board (including Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and reviewed and approved the compatibility of non-audit services with the auditors' independence. The Audit Committee reviewed the services provided by Ernst & Young LLP and approved the fees paid to Ernst & Young LLP for fiscal 2004.

   The Audit Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met in person five times during fiscal year 2004. In the course of the meetings the Audit Committee discussed with the Company's internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company's systems of internal control, and the overall quality of the Company's financial reporting. The Audit Committee reviewed the Company's internal controls and, consistent with Section 302 of the Sarbanes-Oxley Act of 2002 and the rules adopted thereunder, met with management and the auditors prior to the filing of officers' certifications required by that statute to receive any information concerning (a) significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company's ability to record, process, summarize and report financial data and
(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The Audit Committee received reports throughout the year on the progress of the review of the Company's internal controls for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Audit Committee will continue to obtain updates by management on the process and will review management's and the independent registered public accounting firm's evaluation of the Company's system of internal controls to be included in the Annual Report on Form 10-K for the fiscal year ending October 31, 2005 to be filed with the Securities and Exchange Commission. The Audit Committee, or its Chairman, met with, or held telephonic discussions with, the independent registered public accounting firm and management prior to the release of Company quarterly and annual financial information or the filing of any such information with the SEC.

   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 31, 2004 for filing with the SEC. The Audit Committee's recommendation was considered and approved by the Board of Directors. The Audit Committee also re-appointed, subject to stockholder approval, Ernst & Young LLP as the Company's independent registered public accounting firm for the 2005 fiscal year.

   The Audit Committee also annually reviews its charter, reports to the Board of Directors on its performance and conducts a committee self-assessment process.

   Respectfully submitted on December 13, 2004, by the members of the Audit Committee of the Board of Directors.

       Paul E. Shapiro (Chairman)
       Edward G. Boehne
       Roger S. Hillas
       Carl B. Marbach

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


   Section 16(a) of the Securities Exchange Act of 1934 and the regulations thereunder require certain of the Company's officers, as well as the Company's directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "reporting persons") to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, and written representations received from reporting persons, the Company believes that all filings required to be made by the reporting persons for the period November 1, 2003 through October 31, 2004 were made on a timely basis.

                              CERTAIN TRANSACTIONS


   In order to help provide for an orderly market in the Company's common stock in the event of the death of either Robert I. Toll or Bruce E. Toll (the "Tolls"), or both of them, the Company and the Tolls entered into agreements in 1995 in which the Company agreed to purchase from the estate of each of the Tolls $10 million of the Company's common stock (or a lesser amount under certain circumstances), at a price equal to the greater of fair market value (as defined) or book value (as defined). Each of the Tolls agreed to allow the Company to purchase $10 million of life insurance on his life. In addition, each of the Tolls granted to the Company, at no cost to it, an option to purchase up to an additional $30 million (or a lesser amount under certain circumstances) of common stock from his estate. The agreements expire in October 2005.

   In addition to the performance of their duties for the Company, the Tolls, either jointly or independently, have engaged, and continue to engage, in certain other businesses in real estate. These businesses include the purchase, sale and management of townhome, apartment, condominium, commercial and industrial real estate projects for rental. The Company leases, at what it believes to be competitive market rates, office space from a business controlled by Robert I. Toll, Bruce E. Toll, Zvi Barzilay and Joel H. Rassman. During the last fiscal year, the Company paid to such business approximately $62,000 in rent. The Company provided services to other businesses controlled by the Tolls during the fiscal year, which were billed at cost and paid throughout the year in advance with monies deposited with the Company to pay for services provided by the Company to them. These transactions are reviewed and monitored by the Audit Committee. In addition to the foregoing, Mr. Robert
I. Toll has agreed, with the approval of the Executive Compensation Committee, to pay for one-half of the cost of an employee of the Company who provides Mr. Toll with investment advice.

   To take advantage of commercial real estate opportunities, the Company formed Toll Brothers Realty Trust Group (the "Trust") in 1998. The Trust is effectively owned one-third by the Company, one-third by Robert I. Toll, Bruce
E. Toll (and members of his family), Zvi Barzilay (and members of his family), Joel H. Rassman, and other members of the Company's senior management, and one-third by the Pennsylvania State Employees Retirement System (collectively, the "Shareholders"). The Shareholders entered into subscription agreements whereby each group has agreed to invest additional capital in an amount not to exceed $9.3 million if required by the Trust. The subscription agreements expire in August 2005. At October 31, 2004, the Company had an investment of $5.9 million in the Trust.

   The Company provides development, finance and management services to the Trust and received fees under the terms of various agreements of approximately $1.7 million in fiscal 2004. The Company believes that these transactions were on terms no less favorable than it would have agreed to with unrelated parties. The Company also incurs certain costs on behalf of the Trust for which the Company is reimbursed by the Trust. These fees and reimbursements were paid to the Company throughout the year. The amount due the Company for fees and reimbursements as of October 31, 2004, was approximately $142,400. The largest amount due the Company from the Trust at any time during the last fiscal year was approximately $285,700.

   Jeffery Franz, the husband of Robert I. Toll's daughter, was employed by the Company as an Assistant Vice President, Regional Director of Eastern States Engineering until December 2004. Mr. Franz earned in fiscal 2004 $103,885 in base salary. In addition to his base salary, Mr. Franz received a bonus of $14,000 and 3,000 stock options which vest over four years. Mr. Franz forfeited 2,250 of these options when he terminated his employment. Mr. Franz also received normal fringe benefits such as medical insurance, life insurance, disability insurance, contributions to the Company's 401(k) Plan and auto and gas allowances with an estimated value of approximately $21,400.

   Adam Barzilay, the son of Zvi Barzilay, is employed by the Company as Director of Development and earned in fiscal 2004 $92,461 in base salary. In addition to his base salary, Mr. Barzilay received a bonus of $8,000 and 1,000 stock options which vest over four years. Mr. Barzilay also received normal fringe benefits such as medical insurance, life insurance, disability insurance, contributions to the Company's 401(k) Plan and auto and gas allowances with an estimated value of approximately $15,600.

   The Company believes that the compensation paid to each of Messrs. Franz and Barzilay is equivalent to the compensation it would pay to unrelated individuals for similar positions.

   On April 6, 2004, the Company's mortgage subsidiary made a $500,000 mortgage loan to William Rassman, Joel H. Rassman's brother. The mortgage loan made to William Rassman in the normal course of the mortgage company's business on terms no more favorable than it would have given to an unrelated borrower. The mortgage company gave William Rassman a discount on the fees which represented a normal courtesy discount offered to employees and their relatives. This loan was sold by the mortgage subsidiary to an unrelated party on April 29, 2004.

   On November 22, 2004, the Company's mortgage subsidiary made a $333,700 mortgage loan to Alon Barzilay, Zvi Barzilay's son. The mortgage loan made to Alon Barzilay in the normal course of the mortgage company's business on terms no more favorable than it would have given to an unrelated borrower. The mortgage company gave Alon Barzilay a discount on the fees which represented a normal courtesy discount offered to employees and their relatives. This loan was sold by the mortgage subsidiary to an unrelated party on December 1, 2004.

   In June 2004, the Company's title company subsidiary issued a title insurance policy to Bruce E. Toll for a premium of $11,044. In November 2004, the Company's title company subsidiary issued a title insurance policy to Alon Barzilay for a premium of $1,461. The policies were issued in the normal course of the title company's business on terms no more favorable than it would have given to unrelated parties. The Company reimbursed each of Bruce E. Toll and Alon Barzilay an amount equal to 25% of the title insurance fees they paid which represented a normal courtesy reimbursement of certain closing costs offered to employees and their relatives.

   The Audit Committee, concerned with the safety and security of Company executives while traveling on Company business and the extensive amount of time lost due to such travel, approved the chartering, from time to time, for business purposes, of an aircraft that is owned and operated by Grey Falcon, LLC and Grey Falcon Management, L.P., companies solely owned by Robert I. Toll and an affiliate of Robert I. Toll. The charter rates paid by the Company were less than those generally charged in the industry for the same type aircraft. In fiscal 2004 and the period from the end of fiscal 2004 through the date of this proxy statement, Mr. Toll's companies have received or are entitled to receive fees for chartering the aircraft of approximately $367,130 from the Company.

   Ballard, Spahr, Andrews & Ingersoll, LLP, the law firm of which Richard J. Braemer, a director of the Company, is a partner, acted as counsel to the Company in various matters during fiscal 2004 and was paid aggregate fees of approximately $338,000 during fiscal 2004.

   For information regarding certain other transactions, see "Proposal One -- Election of Directors for Terms Ending 2008 -- Compensation of Directors."

               STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING


   Stockholders interested in submitting a proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the 2006 Annual Meeting of Stockholders may do so by following the procedures prescribed by SEC Rule 14a-8. To be eligible for inclusion, proposals must be submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by October 21, 2005.

   A stockholder of the Company may wish to have a proposal presented at the 2006 Annual Meeting of Stockholders, but not to have the proposal included in the Company's proxy statement and form of proxy relating to that meeting. Under the Company's bylaws, except as otherwise prescribed by the presiding officer, no business may be brought before the annual meeting unless it is specified in the notice of meeting or is otherwise brought before the meeting at the direction of the Board of Directors, by the presiding officer, or by a stockholder entitled to vote who has delivered written notice to the Company (containing certain information specified in the bylaws about the stockholder and the proposed action) not less than 60 or more than 90 days prior to the first anniversary of the preceding year's annual meeting -- that is, with respect to the 2006 Annual Meeting, between December 19, 2005 and January 16, 2006. In addition, any stockholder who wishes to submit a nomination for director to the Board must deliver written notice of the nomination within this time period and comply with the information requirements in the bylaws relating to stockholder nominations. These requirements are separate from and in addition to (a) the SEC requirements referenced above for inclusion of a stockholder proposal in the Company's proxy statement, and (b) the requirements set forth below for having the Company's Nominating and Corporate Governance Committee consider a person, who has been recommended by certain stockholders, for nomination as a director. If notice of any such proposal is not submitted in writing and received by the Company at the address appearing on the first page of this proxy statement by January 31, 2006, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934 and, therefore, the persons appointed by the Company's Board of Directors as its proxies will have the right to exercise discretionary voting authority with respect to such proposal.

            PROCEDURES FOR NOMINATING OR RECOMMENDING FOR NOMINATION
                             CANDIDATES FOR DIRECTOR


   Any stockholder may submit a nomination for director by following the procedures outlined in Section 2-8 of the Company's bylaws. In addition, the Nominating and Corporate Governance Committee has adopted a policy permitting stockholders to recommend candidates for director under certain circumstances. The Nominating and Corporate Governance Committee will only consider nominating a candidate for director who is recommended by a stockholder who has been a continuous record owner of at least 1% of the common stock of the Company for at least one year prior to submission of the candidate's name and who provides a written statement that the holder intends to continue ownership of the shares through the annual meeting of stockholders. Notice must be given to the Nominating and Corporate Governance Committee with respect to a stockholder nominee no more than 150 days and no less than 120 days prior to the anniversary date of this proxy statement. In order to be considered for nomination as a candidate for election as a director at the 2006 Annual Meeting, a candidate recommended by a stockholder shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the view of the Nominating and Corporate Governance Committee have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

                            HOUSEHOLDING INFORMATION

   The SEC permits companies and intermediaries (such as brokers and banks) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report to those stockholders. This process, which is commonly referred to as "householding," is intended to reduce the volume of duplicate information stockholders receive and also reduce expenses for companies. While the Company does not utilize householding, some intermediaries may be "householding" our proxy materials and annual report. Once you have received notice from your broker or another intermediary that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you hold your shares through an intermediary that sent a single proxy statement and annual report to multiple stockholders in your household, we will promptly deliver a separate copy of each of these documents to you if you send a written request to us at our address appearing on the first page of this proxy statement to the attention of the Director of Investor Relations or by calling 215 938-8000. If you hold your shares through an intermediary that is utilizing householding and you want to receive separate copies of our annual report and proxy statement in the future, you should contact your bank, broker or other nominee record holder.

                            SOLICITATION OF PROXIES


   The enclosed form of proxy is being solicited on behalf of the Company's Board of Directors. The Company will bear the cost of the solicitation of proxies for the Meeting, including the cost of preparing, assembling and mailing proxy materials, the handling and tabulation of proxies received, and charges of brokerage houses and other institutions, nominees and fiduciaries in forwarding such materials to beneficial owners. In addition to the mailing of the proxy material, such solicitation may be made in person or by telephone, telegraph or telecopy by directors, officers or regular employees of the Company, or by a professional proxy solicitation organization engaged by the Company.

                           ANNUAL REPORT ON FORM 10-K

   The Company makes available free of charge on www.tollbrothers.com the Company's annual report on Form 10-K as filed with the SEC. The Company will provide without charge to each person whose proxy is being solicited by this proxy statement, on the written request of any such person, a copy of the Company's Annual Report on Form 10-K as filed with the SEC for its most recent fiscal year. Such written requests should be directed to Director of Investor Relations, at the address of the Company appearing on the first page of this proxy statement.



By Order of the Board of Directors

Michael I. Snyder
Secretary

Horsham, Pennsylvania
February 18, 2005

ADDENDUM "A"

                              TOLL BROTHERS, INC.


                                Cash Bonus Plan
                          (As Proposed to be Amended)

1.    Purpose

   The purpose of the Plan is to provide performance-based bonus compensation for the Participant (as defined herein) in accordance with a formula that is based on the financial success of the Company (as defined herein) as part of an integrated compensation program which is intended to assist the Company in motivating and retaining employees of superior ability, industry and loyalty.

2.    Definitions

   The following words and phrases as used herein shall have the following meanings, unless a different meaning is plainly required by the context:

   "Board of Directors" shall mean the Board of Directors of the Company.

   "Committee" shall mean the committee appointed by the Board of Directors consisting of two or more Outside Directors to act as the Committee with respect to the Plan.

   "Company" shall mean Toll Brothers, Inc., a Delaware Corporation, and any successor thereto.

   "Outside Director" shall mean a member of the Board of Directors who (i) is not a current employee of the Company or any affiliate, (ii) is not a former employee of the Company or any affiliate who is receiving compensation for services (other than benefits under a tax-qualified retirement plan), (iii) was not an officer of the Company or any affiliate at any time, (iv) is not currently receiving compensation for services from the Company or any affiliate in any capacity other than as a member of the Board of Directors, and (v) is a "Non-Employee Director" as that term is defined in Rule 16b-3 under the Securities Exchange Act of 1934.

   "Participant" shall mean Robert I. Toll.

   "Plan" shall mean the Toll Brothers, Inc. Cash Bonus Plan, as amended.

   "Plan Year" shall mean the fiscal year of the Company.

3.    Participation

   Robert I. Toll is the sole Participant in the Plan.

4.    Term of Plan

   Subject to approval of the Plan by the stockholders of the Company, the Plan shall be in effect for the Plan Year ending October 31, 2005 and shall continue until terminated by the Board of Directors.

5.    Bonus Entitlement

   (a) The Participant shall be entitled to receive a bonus in accordance with the provisions of Section 6 of the Plan only after certification by the Committee that the performance goals set forth in Section 6 have been satisfied. The bonus payment under the Plan shall be paid to the Participant during the last week of December or the first week of January after the close of the fiscal year with respect to which the bonus is to be paid. No bonus shall be payable under the Plan without the prior disclosure of the terms of the Plan to the stockholders of the Company and the approval of the Plan by such stockholders.

   (b) The payment of bonuses under the Plan with respect to the fiscal years ending October 31, 2005, October 31, 2006 and October 31, 2007 shall, notwithstanding anything contained in Section

6 of the Plan to the contrary, be paid in the form of cash and shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), which payments of Shares shall be in the form of an award under the terms of the Toll Brothers, Inc. Stock Incentive Plan (1998) (the "1998 Plan"), except as otherwise provided in this Section 5. An initial number of Shares (the "Initial Number of Shares") shall be determined by dividing the dollar amount of each bonus by the closing price per Share as reported on the New York Stock Exchange for October 29, 2004 (such price, as the same shall be equitably adjusted to reflect any stock dividend, stock split, reverse stock split, recapitalization or reorganization occuring during the period from October 29, 2004 through the last day of the fiscal year for which a determination is being made, being referred to herein as the "Award Conversion Price"). Notwithstanding anything to the contrary in this paragraph (b), (i) the Initial Number of Shares shall be multiplied by the closing Share price on the last business day of the Company's fiscal year for which the determination is being made (the "fiscal year end price") to determine the cash bonus value as adjusted for the stock conversion feature (the "stock-adjusted bonus value");
(ii) the stock-adjusted bonus value shall be capped as follows: (x) the fiscal year end price, as defined above, cannot be more than 160% of the Award Conversion Price, and (y) the stock-adjusted bonus value cannot exceed 2.9% of the Company's pre-tax/pre-bonus income for the fiscal year for which the bonus is being calculated, and (iii) the stock-adjusted bonus value, as capped by application of (x) and (y) above, will be paid 60% in cash, with the 40% balance being paid in the number of Shares of stock derived by dividing such balance by the Award Conversion Price and equitably adjusting the number of Shares so calculated to reflect any stock dividend, stock split, reverse stock split, recapitalization or reorganization occuring during the period beginning on the first day of the fiscal year following the fiscal year for which the payment is being made and the day immediately preceding the date of issuance of the Shares. In the event of a change in the kind of shares outstanding as a result of a merger, consolidation or other event, an appropriate and proportionate adjustment shall be made in the number and kind of shares otherwise payable.

   (c) Notwithstanding the provisions of Section 5(b), set forth above, the Committee shall have the discretion at any time to terminate the application of Section 5(b), effective no sooner than six months following the Committee's determination to act under this Section 5(c). In the event the Committee terminates the application of Section 5(b), all bonuses payable on or after the effective date of such action shall be payable in cash only.

   (d) Notwithstanding anything to the contrary contained in this Section 5, the Participant may, if he believes that a payment of his bonus in Shares would, as a result of a change in Federal tax laws, or in regulations promulgated thereunder by the IRS, have a material adverse impact on the Participant, request the Committee to either suspend or terminate the application of Section 5(b). Upon receipt of such request from the Participant, the Committee may, at its sole discretion, terminate or suspend the application of Section 5(b), and all bonuses payable under the Plan shall be payable in cash only in accordance with Section 6 until such time as the Committee determines to reinstate Section 5(b), provided, however, that the amount of any such cash payment shall not exceed the value of the bonus that would have been payable if the bonus had been paid in Shares under the terms of the Plan as in effect without regard to this Section 5(d).

6.    Amount of Performance-Based Compensation Bonus

   (a) The Participant is entitled to a bonus which, subject to Section 5, is equal to the sum of the following amounts:

      (i) 1.5% of Income Before Income Taxes in excess of 10% and up to 20% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company;

      (ii) 2.25% of Income Before Income Taxes in excess of 20% and up to 30% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company; and

      (iii) 3.50% of Income Before Income Taxes in excess of 30% of Shareholders Equity of the Company as of the end of the last fiscal year of the Company.

   (b) For purposes of Section 6(a) above, the term "Income Before Income Taxes" shall mean that amount which, except for the recognition of bonuses to the Participant under the Plan, would be reported in conformity with generally accepted accounting principles in the Company's audited consolidated financial statements for the Plan Year for which the bonus is being calculated, and the term "Shareholders' Equity" shall mean the amount reported in conformity with generally accepted accounting principles in the Company's audited consolidated financial statements as of the appropriate date.

7.    Committee

   (a) Powers. The Committee shall have the power and duty to do all things necessary or convenient to effect the intent and purposes of the Plan and not inconsistent with any of the provisions hereof, whether or not such powers and duties are specifically set forth herein, and, by way of amplification and not limitation of the foregoing, the Committee shall have the power to:

      (i) provide rules and regulations for the management, operation and administration of the Plan, and, from time to time, to amend or supplement such rules and regulations;

      (ii) construe the Plan, which construction, as long as made in good faith, shall be final and conclusive upon all parties hereto; and

      (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem expedient to carry the same into effect, and it shall be the sole and final judge of when such action shall be appropriate.

   The resolution of any questions with respect to payments and entitlements pursuant to the provisions of the Plan shall be determined by the Committee, and all such determinations shall be final and conclusive.

   (b) Indemnity. No member of the Committee shall be directly or indirectly responsible or under any liability by reason of any action or default by him as a member of the Committee, or the exercise of or failure to exercise any power or discretion as such member. No member of the Committee shall be liable in any way for the acts or defaults of any other member of the Committee, or any of its advisors, agents or representatives. The Company shall indemnify and save harmless each member of the Committee against any and all expenses and liabilities arising out of his own membership on the Committee.

   (c) Compensation and Expenses. Members of the Committee shall receive no separate compensation for services rendered as members of the Committee and shall only be compensated for their services as members of the Board of Directors. Members of the Committee shall be entitled to receive their reasonable expenses incurred in administering the Plan. Any such expenses, as well as extraordinary expenses authorized by the Company, shall be paid by the Company.

   (d) Participant Information. The Company shall furnish to the Committee in writing all information the Company deems appropriate for the Committee to exercise its powers and duties in administration of the Plan. Such information shall be conclusive for all purposes of the Plan and the Committee shall be entitled to rely thereon without any investigation thereof; provided, however, that the Committee may correct any errors discovered in any such information.

   (e) Inspection of Documents. The Committee shall make available to the Participant and his beneficiary, for examination at the principal office of the Company (or at such other location as may be determined by the Committee), a copy of the Plan and such of its records, or copies thereof, as may pertain to any benefits of the Participant and his beneficiary under the Plan.

8.    Effective Date, Termination and Amendment

   (a) Effective Date of Participation in Plan. Subject to stockholder approval of the Plan, participation in this Plan shall be effective for the Plan Year ending October 31, 2005 and shall continue thereafter until the Plan is terminated.

   (b) Amendment and Termination of the Plan. The Plan may be terminated or revoked by the Company at any time and amended by the Company from time to time, provided that neither the termination, revocation or amendment of the Plan may, without the written approval of the Participant, reduce the amount of a bonus payment that is due, but has not yet been paid, and provided further that no changes that would increase the amount of bonuses determined under the formula contained in Section 6(a) of the Plan shall be effective without approval by the Committee and without disclosure to and approval by the stockholders of the Company in a separate vote prior to payment of such bonuses. In addition, the Plan may be modified or amended by the Committee, as it deems appropriate, in order to comply with any rules, regulations or other guidance promulgated by the Internal Revenue Service with respect to applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as they relate to the exemption for "performance-based compensation" under the limitations on the deductibility of compensation imposed under Code
Section 162(m).

9.    Miscellaneous Provisions

   (a) Unsecured Creditor Status. The Participant, when entitled to a bonus payment hereunder, shall rely solely upon the unsecured promise of the Company, as set forth herein, for the payment thereof, and nothing herein contained shall be construed to give to or vest in the Participant or any other person now or at any time in the future, any right, title, interest, or claim in or to any specific asset, fund, reserve, account, insurance or annuity policy or contract, or other property of any kind whatsoever owned by the Company, or in which the Company may have any right, title, or interest now or at any time in the future.

   (b) Other Company Plans. It is agreed and understood that any benefits under the Plan are in addition to any and all benefits to which the Participant may otherwise be entitled under any other contract, arrangement, or voluntary pension, profit sharing or other compensation plan of the Company, whether funded or unfunded, and that the Plan shall not affect or impair the rights or obligations of the Company or the Participant under any other such contract, arrangement, or voluntary pension, profit sharing or other compensation plan.

   (c) Separability. If any term or condition of the Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, with the exception of such invalid or unenforceable provision, shall not be affected thereby, and shall continue in effect and application to its fullest extent.

   (d) Continued Employment. Neither the establishment of the Plan, any provisions of the Plan, nor any action of the Committee shall be held or construed to confer upon the Participant the right to a continuation of employment by the Company. The Company reserves the right to dismiss the Participant, or otherwise deal with the Participant to the same extent as though the Plan had not been adopted.

   (e) Incapacity. If the Committee determines that the Participant or his beneficiary is unable to care for his affairs because of illness or accident, or is a minor, any benefit due the Participant or his beneficiary under the Plan may be paid to his spouse, child, parent, or any other person deemed by the Committee to have incurred expense for the Participant or his beneficiary (including a duly appointed guardian, committee, or other legal representative), and any such payment shall be a complete discharge of the Company's obligation hereunder.

   (f) Jurisdiction. The Plan shall be construed, administered, and enforced according to the laws of the Commonwealth of Pennsylvania, except to the extent that such laws are preempted by the Federal laws of the United States of America.

   (g) Claims. If, pursuant to the provisions of the Plan, the Committee denies the claim of the Participant for benefits under the Plan, the Committee shall provide written notice within 60 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

      (i) the specific reasons for such denial;

      (ii) the specific reference to the Plan provisions on which the denial is based;

      (iii) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

      (iv) an explanation of the Plan's claim review procedure and the time limitations of this subsection applicable thereto.

   If the Participant is denied a claim for benefits, the Participant may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the Participant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the Participant in writing in a manner calculated to be understood by the Participant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

   (h) Withholding. The Participant or his beneficiary shall make appropriate arrangements with the Company for satisfaction of any federal, state or local income tax withholding requirements and Social Security or other tax requirements applicable to the accrual or payment of benefits under the Plan. If no other arrangements are made, the Company may provide, at its discretion, for any withholding and tax payments as may be required.

ADDENDUM "B"

                       Executive Officer Cash Bonus Plan
                          (As Proposed to be Amended)


Purpose

   The Toll Brothers Inc. Executive Officer Cash Bonus Plan, as amended (the "Plan") is designed to reward executive officers of Toll Brothers, Inc. (the "Company") for achieving corporate performance objectives. The Plan is intended to provide an incentive for superior work and to motivate participating officers toward even higher achievement and business results, to increase stockholder value, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to secure the full deductibility under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") of the bonus compensation paid under the Plan to the Company's Covered Employees (as hereinafter defined).

Article I -- Definitions

   1.1  "Board" shall mean the Board of Directors of the Company.

   1.2 "Code" shall mean the Internal Revenue Code of 1986, as amended (the "Code").

   1.3 "Committee" shall mean the Compensation and the Stock Based Compensation Committee for Key Executives and Non- Employee Directors.

   1.4  "Company" shall mean Toll Brothers, Inc.

   1.5 "Covered Employee" shall mean, with respect to any fiscal year of the Company, each officer, other than the chief executive officer, whose compensation for such fiscal year is required to be disclosed to stockholders in the proxy statement relating to the annual meeting of stockholders of the Company held during the next fiscal year pursuant to the executive compensation disclosure rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

   1.6 "Participant" shall mean, with respect to each Performance Period, each executive officer, other than the chief executive officer, who has been designated by the Committee as a Participant in the Plan for such Performance Period.

   1.7 "Performance Goal" shall mean, with respect to a Performance Period, an objective performance goal or goals that have been established by the Committee, consistent with the express terms of the Plan, which must be met in order for any bonus payments to be payable to any Participant in the Plan with respect to such Performance Period.

   1.8 "Performance Period" shall mean the Plan Year or such other period as may be established as a Performance Period by the Committee from time to time.

   1.9 "Plan" shall mean the Toll Brothers, Inc. Executive Officer Bonus Plan as set forth herein and as may be amended from time to time.

   1.10 "Plan Year" shall mean the Company's fiscal year, beginning on November 1 and ending on October 31.

Article II - Eligibility and Participation

   2.1 Those executive officers of the Company who are officers at the level of vice president or above and who are designated as Participants in the Plan from time to time by the Committee shall be eligible to participate in the Plan. Prior to or at the time performance objectives are established for a specified Performance Period, the Committee shall, at its sole discretion, designate in writing which executive officers are to be Participants in the Plan with respect to such Performance Period.

   2.2 If no specific designation with respect to participation in the Plan is made by the Committee at the time performance goals are established for a specified Performance Period, those officers who participated in the Plan with respect to the immediately prior Performance Period shall be deemed to have been designated as Participants by the Committee.

Article III -- Performance Goals

   3.1 Prior to or within the first ninety (90) days of a Performance Period the Committee shall establish in writing with respect to such Performance Period, one or more specific Performance Goals and an objective formula or method for computing the amount of bonus compensation payable to each Participant if the specified Performance Goals are attained. Notwithstanding the foregoing sentence, the Performance Goals for any Performance Period may not be established after 25 percent of the period of service represented by the Performance Period has elapsed.

   3.2 Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries, operating divisions or other operating units: Stock price, market share, gross revenue, net revenue, pretax income, operating income, cash flow, earnings per share, return on equity, return on invested capital or assets, cost reductions and savings, return on revenues or productivity, or any variations of the preceding business criteria, which may be modified at the discretion of the Committee, to take into account extraordinary items or which may be adjusted to reflect such costs or expense as the Committee deems appropriate and the opening or expanding of new geographic regions, developing of new business lines, hiring personnel and training of personnel. In addition, to the extent consistent with the goal of providing for deductibility under Section 162(m) of the Code,performance goals may be based upon a Participant's attainment of personal objectives with respect to any of the foregoing performance goals or implementing policies and plans, negotiating transactions and sales, developing long-term business goals or exercising managerial responsibility. Measurements of the Company's or a Participant's performance against the Performance Goals established by the Committee shall be objectively determinable and shall be determined according to generally accepted accounting principles as in existence on the date on which the Performance Goals are established and without regard to any changes in such principles after such date.

   3.3 The establishment of performance goals under the Plan shall in all cases be implemented in a manner consistent with the requirements of Section 162(m) of the Code and Treasury Regulations promulgated thereunder.

Article IV -- Determination of Bonus Awards

   4.1 As soon as practicable following the end of a Performance Period, the Committee shall determine whether and to what extent the Company and/or the Participants have achieved the Performance Goal or Performance Goals established for such Performance Period, including the specific target objective or objectives and the satisfaction of any other material terms of the bonus award, and shall certify such determination in writing, which certification may take the form of minutes of the Committee documenting such determination. In addition, the Committee shall calculate the amount of each Participant's bonus for such Performance Period based upon the levels of achievement of the relevant Performance Goals and the objective formula or formulae established for such purposes with respect to such Performance Period. The Committee shall have no discretion to increase the amount any Participant's bonus payable under the Plan, but may, notwithstanding anything contained herein to the contrary, reduce the amount of or totally eliminate such bonus, if it determines, in its absolute and sole discretion, that such a reduction or elimination is appropriate in order to reflect the Participant's individual performance or to take into account any other factors the Committee deems appropriate.

   4.2 No Participant shall be entitled to receive a bonus or bonuses during any one Plan Year in an amount that is, in the aggregate, in excess of three hundred fifty percent (350%) of such

Participant's base annual salary as in effect as of the first day of such Plan Year or three million five hundred thousand dollars ($3,500,000), whichever is less.

   4.3 In no event shall the aggregate amount of all bonuses payable in any Plan Year under this Plan exceed ten percent (10%) of the Company's average annual income before taxes for the preceding five fiscal years of the Company.

Article V -- Payment of Awards

   5.1 Approved bonus awards shall be payable by the Company in cash to each Participant, or to his estate in the event of his death, in a single payment or in installments, after the end of each Performance Period and after the Committee has certified in writing pursuant to Section 3.1 that the relevant performance goals were achieved, except that the Committee may elect to pay such bonus in one or more installments over a period ending no later than the end of the seventh month following the Committee's certification of the achievement of the relevant performance goals, and may require that the payment of any such installment be subject to the Participant's continued employment by the Company.

   5.2 A bonus award that would otherwise be payable to a Participant who is not employed by the Company or one of its subsidiaries on the last day of a Performance Period shall be prorated, or not paid, as follows:

     (a) Terminated due to disability: Prorated based on active service during Performance Period.

     (b) Retirement in accordance with the Company's retirement policies or with the approval of the Committee: Prorated based on active service during Performance Period.

     (c) Voluntary or involuntary resignation or termination prior to retirement without mutual written agreement: No award.

     (d) Resignation pursuant to mutual written agreement: Prorated based on active service during Performance Period.

     (e) Leave of absence: Prorated based on active service during Performance Period.

     (f) Death of Participant: Prorated based on active service during Performance Period.

Article VI -- Other Terms and Conditions

   6.1 No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of Section 162(m)(4)(C) of the Code) of the Plan, including the business criteria described in Section 2.3 of the Plan, are disclosed to and approved by the Company's stockholders by a majority of votes cast in a separate vote, either in person or by proxy, including abstentions to the extent abstentions are counted as voting under applicable state law.

   6.2 No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

   6.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to maintain any Participant's compensation at any level.

   6.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

Article VII -- Administration

   7.1 All members of the Committee shall be persons who qualify as "outside directors" as defined under Section 162(m) of the Code. Until changed by the Board, the Compensation and Stock Based Compensation Committee for Key Employees and Non-Employee Directors shall constitute the Committee hereunder.

   7.2 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

   7.3 Except with respect to matters which under Section 162(m)(4)(C) of the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

   7.4 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

   7.5 The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Section 2.3 or the maximum bonus payable to any Participant as specified in Section 3.2 without stockholder approval unless stockholder approval is not required in order for bonuses paid to Covered Employees to constitute qualified performance-based compensation under
Section 162(m) of the Code.

   7.6 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

   7.7 The place of administration of the Plan shall be in the State of Pennsylvania, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Pennsylvania.

ADDENDUM "C"

                              TOLL BROTHERS, INC.

                            Audit Committee Charter

                         (As Amended December 16, 2004)

Organization

     The audit committee of the Board of Directors shall be comprised of no fewer than three members, such number of members to be designated by the Board of Directors from time to time, each of whom shall meet the independence and experience requirements of the New York Stock Exchange and the independence requirements of Rule 10A-3(b)(i) of the Securities Exchange Act of 1934. At least one member of the committee shall be designated by the Board as an "audit committee financial expert," as defined in Item 401 of the Securities and Exchange Commission's Regulation S-K, unless the Board determines that there is no audit committee financial expert on the Committee.

     The members of the audit committee shall be appointed by the Board on the recommendation of the nominating and corporate governance committee. Audit committee members may be replaced by the Board.

Statement of Purpose

     The audit committee shall provide assistance to the directors in fulfilling their responsibilities relating to (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditor. In addition, the audit committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     In effecting its purposes, the audit committee shall maintain free and open communication among the directors, the independent auditor, the internal auditors and the financial management of the Company.

Committee Duties and Responsibilities

     The audit committee shall have the responsibility and authority for the appointment (subject, if applicable, to shareholder ratification), compensation, retention, evaluation, termination and oversight of the Company's independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) that has been engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the audit committee. The audit committee shall pre-approve, either specifically or, where appropriate, by the establishment of a policy with regard thereto, all audit engagement fees and terms, all internal control-related services and all permitted non-audit engagements (including the terms thereof) with the independent auditor, subject to the de minimis exceptions for non-audit services described in
Section 10A(i)(1)(B) of the Exchange Act which are approved by the audit committee prior to the completion of the audit. The audit committee shall consult with management, but shall not delegate these responsibilities.

     The audit committee shall meet as often as it determines, but not less frequently than quarterly, and shall report regularly to the Board of Directors. The audit committee may form and delegate authority to subcommittees when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full audit committee at its next scheduled meeting.

     The audit committee shall have the authority, to the extent it deems necessary or appropriate, to retain outside legal, accounting or other advisors to advise the committee and shall, as appropriate, obtain advice and assistance from such advisors.

     The audit committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Company must provide for appropriate funding, as determined by the audit committee, for payment of (i) compensation to the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company; (ii) compensation to any outside legal, accounting or other advisors employed by the audit committee, and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

     The audit committee shall meet separately with management, the internal auditors and the independent auditor in separate executive sessions periodically. The audit committee shall also meet periodically in separate executive sessions with only members of the committee present.

     The audit committee shall make regular reports to the Board. The audit committee shall annually review the audit committee's own performance.

     The audit committee shall consider and act upon any matters required by law to be acted upon by them and may consider and act upon any other matters deemed appropriate by the committee.

     In carrying out its duties and responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

     In carrying out its duties and responsibilities, the audit committee, to the extent it deems necessary or appropriate, will:

Review Procedures

   Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

   The audit committee shall (a) meet to review and discuss, prior to their filing on Form 10-K or 10-Q, respectively, the annual audited financial statements and quarterly financial statements with management and the independent auditor, including the Company's specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the use of pro-forma or adjusted non-GAAP information, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K; and (b) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, provided that such discussion may be general in nature, and the audit committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

   Review with the Company's independent auditor (i) any audit problems or difficulties and management's response, (ii) any restrictions on the scope of activities or access to requested information, and (iii) any significant disagreements with management.

   Discuss with management, the Company's internal auditor and the independent auditor:

     (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles, the adequacy and effectiveness of the Company's accounting, financial and internal controls, any recommendations for the improvement of such controls or particular areas where new or more detailed controls or procedures are desirable, any special audit steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting;

     (b) analyses prepared by the independent auditor and, as appropriate, management setting forth:

        (x) significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of all critical accounting policies and practices to be used,

        (y) the effects of alternative GAAP methods on the financial statements, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and

        (z) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

     (c) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, and

     (d) the Company's significant risks or exposures and steps management has taken to minimize such risks to the Company, including the Company's risk assessment and risk management policies.

   Review and discuss with management (including the director of internal audit) and the independent auditor the report of management on the Company's internal control over financial reporting and the independent auditor's attestation of the report prior to the filing of the Company's Form 10-K, in each case at such time that such report and attestation thereto are required by law.

   Review disclosures made to the audit committee by the Company's chief executive officer and chief financial officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting.

Oversight of the Company's Relationship with the Independent Auditor

   Review and evaluate the lead partner of the independent auditor team. Consider issues relating to rotation of lead audit partner.

   Have a clear understanding with the independent auditor that they are ultimately accountable to the audit committee, as the shareholders' representatives, and that the audit committee has the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

   At least annually, obtain and review with the independent auditor, a report from the independent auditor regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (c) all relationships between the independent auditor and the Company delineating the nature and scope of all such relationships and professional services, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor's quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and the internal auditor. The audit committee shall present in its conclusions to the Board and, if so determined by the audit committee, recommend that the Board take appropriate action to satisfy itself of the qualifications, performance and independence of the independent auditor.

   Set clear hiring policies for employees or former employees of the Company's independent auditor.

   Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

   Meet with the independent auditor and financial management of the Company as necessary to review or discuss the audit scope for the current year and audit procedures to be utilized; at the conclusion of the audit, review the audit results and approaches and financial information included in the financial statements and discuss the auditor's judgments about the quality, not just the acceptability, of the Company's accounting principles as applied in its financial reporting, including the matters required to be discussed by Statement on Accounting Standards No. 61.

   Request assurance from the independent auditor that Section 10A of the Securities Exchange Act of 1934 has been satisfied.

Oversight of the Company's Internal Audit Department

   Review and concur with management's appointment, termination, or replacement of the director of internal audit.

   Review the significant reports to management prepared by the internal auditing department and management's responses.

   Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor. Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

   Receive prior to each meeting, a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

Other Audit Committee Responsibilities

   Investigate any matter brought to its attention within the scope of its duties, with the power to utilize inside or outside counsel, or other persons or entities having special competence as necessary, for this purpose if, in its judgment, that is appropriate.

   Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

   Obtain reports from management, the Company's senior internal auditing executives and the independent auditor that the Company and its subsidiaries and affiliated entities are in conformity with applicable legal requirements, the Company's Code of Business Conduct and Ethics and the Company's Code of Ethics for Senior Executive Officers. Review reports and disclosures of affiliated party transactions. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Business Conduct and Ethics and the Company's Code of Ethics for Senior Executive Officers.

   Serve as the Qualified Legal Compliance Committee (the "QLCC") in accordance with Section 307 of the Sarbanes-Oxley Act of 2002 and Section 205 of the SEC's Standards of Professional Conduct for Attorneys ("Standards"). As the QLCC the audit committee shall:

     (a) Establish written procedures for the confidential receipt, retention and consideration of evidence of a material violation under Section 205.3 of the Standards by any officer, director, employee or agent of the Company (each, a "material violation") that is reported to the audit committee by the Company's chief legal officer or other legal advisors.

     (b) Inform the Company's chief legal officer or chief executive officer of any report of evidence of a material violation that is reported to the audit committee by the Company's chief legal officer or other legal advisors.

     (c) Determine whether an investigation is necessary regarding any report of evidence of a material violation that is reported to the audit committee by the Company's chief legal officer or other legal advisors. If the audit committee determines an investigation is necessary or appropriate: (i) notify the full Board; (ii) initiate an investigation, which may be conducted either by the chief legal officer or by outside attorneys, and (iii) retain such additional expert personnel as the audit committee deems necessary. At the conclusion of any such investigation: (x) recommend, by majority vote, that the Company implement an appropriate response (as defined in Section 205.2(b) of the SEC's Standards) to evidence of any material violation; and (y) inform the chief legal officer, the chief executive officer and the Board of the results of any such investigation and any appropriate remedial measures to be adopted.

     (d) Acting by majority vote, take all other appropriate action to respond to evidence of any material violation that is reported to the audit committee by the Company's chief legal officer or other legal advisors.

   Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports, which raise material issues regarding the Company's financial statement or accounting policies.

   Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

Limitation of Audit Committee's Role

   While the audit committee has the responsibilities and powers set forth in this Charter, it is not the duty of the audit committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

ADDENDUM "D"

                              TOLL BROTHERS, INC.

                    Executive Compensation Committee Charter

                         (As Amended December 16, 2004)


   This Charter has been adopted by the Board of Directors of Toll Brothers, Inc. (the "Company") to govern its Executive Compensation Committee (the "Committee"), which shall include the Company's Administrative Subcommittee for the Company's Stock Based Compensation Plans, which Committee shall have the authority, responsibility and specific powers described below.

Purposes

   The Committee's principal purposes are (i) to discharge the responsibilities of the Board of Directors relating to the compensation of the Company's officers in accordance with the provisions of this Charter, including the Committee's evaluation of, and approval of or recommendations to the Board of Directors with respect to, the plans, policies and programs relating to the compensation of the Company's officers, subject to approval of the Company's stockholders in those instances where stockholder approval is required by applicable laws or regulations of governmental authorities or applicable rules of the New York Stock Exchange ("NYSE") or any other stock exchange where the Company's securities are from time to time listed (collectively, "Applicable Requirements"), and (ii) to produce an annual report on executive compensation for inclusion in the Company's proxy statement in accordance with Applicable Requirements.

Committee Membership

   The Committee shall consist of the number of members fixed from time to time by the Board of Directors, but shall at all times consist of not less than two members. The Committee shall have a chairperson(s) who shall be appointed by the Board of Directors. Each member of the Committee shall be a member of the Board of Directors who satisfies any Applicable Requirements, including any "independence" requirements of the NYSE from time to time in effect and applicable to the Company.

   The members of the Committee shall be appointed by the Board of Directors, The members of the Committee may be removed by the Board of Directors.

Committee Authority and Responsibilities

   The Committee shall annually review and approve corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer (the "CEO"), evaluate the CEO's performance in light of those goals and objectives, and set the CEO's compensation level based on this evaluation. In determining the long-term incentive component of the CEO's compensation, the Committee will consider the Company's performance and relative stockholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the CEO in past years.

   The Committee shall annually review and approve, for the CEO and each of the other executive officers and any other officers recommended by the Board of Directors, as applicable, the following: the annual base salary level; the annual incentive opportunity level; the long-term incentive opportunity level; the provisions of any employment agreement, severance arrangement or change-in-control agreement; and any special or supplemental benefits.

   The Committee shall make recommendations to the Board of Directors with respect to incentive-compensation plans and equity-based plans.

   The Committee shall have the sole authority to retain and terminate any compensation consultant retained to assist in the evaluation of the compensation of the Company's directors and officers, including the CEO, and shall have sole authority to approve the fees and other terms applicable to the engagement of each such consultant so retained. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

   The Committee shall administer the Company's stock option and stock incentive plans (except to the extent the Board of Directors serves as administrator under such plans), the Cash Bonus Plan and the Executive Officer Cash Bonus Plan, in each case, in accordance with the terms of the plan and in accordance with Applicable Requirements.

   The Committee shall be responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement relating to its annual meeting of stockholders in accordance with Applicable Requirements.

   The Committee shall make regular reports to the Board of Directors.

   The Committee shall review and reassess the adequacy of this Charter annually and, upon the completion of each such review, recommend any proposed changes to the Board of Directors for approval.

   The Committee shall annually evaluate its own performance and report to the Board of Directors the conclusions of the Committee resulting from such review.

   Other than the reports required to be made by the Committee, each of which shall be made by the entire Committee, the Committee may from and delegate authority to one or more subcommittees. Each such subcommittee shall consist of one or more members of the Compensation Committee.

Adopted by the Board of Directors: December 12, 2002
As amended: December 16, 2004

ADDENDUM "E"

                              TOLL BROTHERS, INC.

             Nominating and Corporate Governance Committee Charter

                         (As Amended December 16, 2004)


   This Charter has been adopted by the Board of Directors of Toll Brothers, Inc. (the "Company") to govern its Nominating and Corporate Governance Committee (the "Committee"), which shall have the authority, responsibility and specific powers described below.

   Purposes. The Committee's principal purposes are (a) to identify individuals qualified to become members of the Board of Directors and select, or recommend that the Board of Directors select, the director nominees for the next annual meeting of stockholders, (b) to develop and recommend to the Board of Directors a set of corporate governance guidelines applicable to the Company, and (c) to provide an annual report to the Board of Directors which shall include the results of the Committee's annual evaluation of its performance, all in accordance with applicable laws or regulations of governmental authorities, applicable rules of the New York Stock Exchange ("NYSE"), the Pacific Exchange (the "PE") and/or any other stock exchange where the Company's securities are from time to time listed (collectively, "Applicable Requirements").

   Goals and Responsibilities. The Committee shall perform its duties in a manner consistent with the criteria set forth in this Charter for selecting new directors, and shall conduct oversight for the evaluation of the Board of Directors and management.

   Criteria for Selecting New Directors. The Committee, in selecting, or in recommending the selection of, nominees for directors, shall consider all applicable statutory, regulatory, case law and NYSE requirements with regard thereto, including when appropriate those applicable to membership on the Audit Committee, as well as whatever other criteria it deems appropriate. Candidates shall, at a minimum, possess a background that includes a solid education, extensive business experience and the requisite reputation, character, integrity, skills, judgment and temperament, which, in the Committee's view, have prepared him or her for dealing with the multi-faceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

   Committee Member Qualifications. The members of the Committee shall satisfy any Applicable Requirements, including the "independence" requirements of the NYSE from time to time in effect and applicable to the Company. Committee members shall be appointed and removed by the Board of Directors. A member of the Committee shall be selected by the Board of Directors to serve as the Committee's chairperson. The Committee may delegate any position of its authority to a subcommittee comprised solely of its members.

   Committee Meetings and Reporting. The Committee shall meet annually, or more frequently if deemed appropriate by its chairpersons or a majority of its members. The Committee shall make regular reports to the Board of Directors.

   Board Size and Members. The Committee shall evaluate from time to time the appropriate size of the Board of Directors and recommend any increase or decrease with respect thereto; recommend any changes in the composition of the Board of Directors so as to best reflect the objectives of the Company and the Board of Directors; establish processes for developing candidates for Board membership, and for the conducting of searches for Board candidates; review candidates recommended by stockholders in accordance with the Committee's policy for submission of such recommendations; conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates; and propose a slate of Directors with respect to each class of Directors to be elected at each annual meeting of the Company's stockholders.

   Board Compensation. The Committee shall evaluate and make recommendations to the Board of Directors with respect to compensation of Directors of the Company.

   Establish Recommended Corporate Governance Guidelines. The Committee shall adopt and review, at least annually, corporate governance guidelines consistent with requirements of the NYSE.

   Establish Procedures and Policies Regarding the Nominating Functions of the Committee. The Committee shall establish whatever procedures it deems necessary or appropriate to comply with rules of the Securities and Exchange Commission imposing requirements on nominating committees in connection with the director nominating process.

   Board Committees. The Committee shall review the Board of Directors' committee structure and recommend to the Board for its approval Directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

   Changes to Corporate Governance Instruments. Review proposed changes in, and where appropriate, propose changes with respect to, the Company's governing instruments, including, but not limited to, its Certificate of Incorporation and Bylaws, as such documents relate to corporate governance and succession matters.

   Advisors. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates, including the sole authority to approve the search firm's fees and other retention terms. The Committee may also retain counsel of its choice and other advisors which the Committee deems necessary.

   Annual Charter Review. The Committee shall review and reassess the adequacy of this Charter annually and, upon the completion of such review, recommend any proposed changes to the Board of Directors for approval.

   Annual Performance Evaluation. The Committee shall annually review its own performance and report to the Board of Directors the conclusions of the Committee resulting from such review.

Adopted by the Board of Directors: December 12, 2002
As amended: December 16, 2004

ADDENDUM "F"

                              TOLL BROTHERS, INC.

                        Corporate Governance Guidelines


   The following constitute the corporate governance guidelines of Toll Brothers, Inc. established by the Company's Board of Directors:

   Director Qualification Standards. The qualifications standards of members of the Board of Directors shall, in the minimum, reflect the independence and other requirements set forth in the applicable rules of the New York Stock Exchange and any applicable federal and state laws. Any substantive qualification requirements for membership on the Board of Directors, including a policy limiting the number of boards on which a Director may sit, and Director tenure, retirement and succession, shall be determined from time to time by the Company's Nominating/Corporate Governance Committee.

   Director Responsibilities. The business and affairs of the Company shall be under the direction of the Board of Directors. The Board shall have oversight of management's conduct of the business and shall review the Company's financial results. Directors are expected to dedicate themselves to promoting the best interests of the stockholders as respects corporate governance, fiduciary responsibilities, duty of loyalty, compliance with applicable laws and review and familiarity with the Company's accounting, operational, internal controls, disclosure controls and policies and other major corporate functions. The Board shall be responsible for selecting, evaluating and replacing officers of the Company in accordance with the Bylaws of the Company. Board members are expected to attend meetings, except for good reason, and to be prepared for meetings by becoming familiar with materials distributed to them.

   Directors Access to Management; Independent Advisors. The Board, and each of its members, shall have direct access to management of the Company and, where the Board deems necessary and appropriate, independent advisors.

   Director Compensation. The Board shall set, and from time to time review, its compensation and may seek independent advice with respect thereto. Compensation for Directors may be in the form of Director's fees, as well as formula-based stock options pursuant to a plan or plans approved by stockholders; provided, however, that separate or additional compensation may be provided for committee membership and for Chairs of committees or subcommittees. Board members may be compensated for their expenses in attending meetings and fulfilling functions assigned to them by the Board or committees. The Board should be sensitive to questions relating to Directors' independence which may be raised with regard to excess fees and benefits, charitable contributions to organizations in which a Director is affiliated, consulting or other agreements with a Director and, generally, any interested party or conflict of interest transactions.

   Director Orientation and Continuing Education. The Board of Directors shall assure that there is a continuing process for orientation of Board members to the changing aspects of the Company's business and continuing education with regard to the Company's operations and financial status.

   Management Succession. The Board should be sensitive to succession planning issues, including policies and principles for selection of a chief executive officer, performance review and policies regarding succession in the event of an emergency or the retirement of the CEO.

   Annual Performance Evaluation of the Board. The Board should conduct a self evaluation at least annually to determine whether it and its Committees are functioning effectively.

Adopted by the Board of Directors: December 12, 2002
Amended: December 11, 2003

ADDENDUM "G"

                              TOLL BROTHERS, INC.

  Code of Ethics for Principal Executive Officer and Senior Financial Officers


   This Code of Ethics for the Principal Executive Officer and the Senior Financial Officers (the "Code") of Toll Brothers, Inc. (the "Company") applies to the Company's principal executive officer, principal financial officer, principal accounting officer, controller and persons performing similar functions designated by the Company's Board of Directors (collectively, the "Senior Officers"). The Senior Officers must conduct themselves in accordance with the principles and responsibilities set forth in this Code. Senior Financial Officers who violate this Code may be subject to disciplinary action. This Code has been adopted by management after review by the Audit Committee.

   Each of the Senior Officers shall:

   1. Act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

   2. Avoid transactions that involve potential conflicts of interest, which have not been appropriately processed in accordance with Company policy or reviewed and approved by the Board of Directors or the appropriate Board Committee; disclose to one of individuals designated in item 11, below, any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

   3. Provide full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the SEC and in other public communications made by the Company.

   4. Comply in good faith with applicable laws, rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

   5. Act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing his or her independent judgment to be subordinated.

   6. Respect the confidentiality of information acquired in the course of his or her work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of his or her work shall not be used for personal advantage.

   7. Maintain skills important to his or her constituents' needs.

   8. Promote ethical behavior as a responsible partner among peers in his or her work environment.

   9. Achieve responsible use of and control over all assets and resources employed or entrusted to him or her.

   10. Be accountable for adherence to this Code.

   11. Promptly report any violations of this Code to one of the following persons: Chief Executive Officer, General Counsel, Chairman of the Audit Committee.

Adopted: December 12, 2002

PROXY

                               TOLL BROTHERS, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 Annual Meeting of Stockholders - March 17, 2005

      The undersigned stockholder of Toll Brothers, Inc. (the "Company"), revoking all previous proxies, hereby appoints ROBERT I. TOLL, BRUCE E. TOLL AND CARL B. MARBACH, and each of them individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 250 Gibraltar Road, Horsham, Pennsylvania, on
March 17, 2005, and at any adjournment or postponement thereof. Said proxies are authorized and directed to vote as indicated with respect to the matters specified on the reverse side.

      This proxy is solicited on behalf of the Board of Directors. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. Unless otherwise specified, the shares will be voted "FOR" the election of the three Director nominees named on the reverse side, "FOR" the approval of the proposed amendments to the Company's Certificate of Incorporation, "FOR" the proposed amendment to the Toll Brothers, Inc. Cash Bonus Plan, "FOR" the proposed amendment to the Toll Brothers, Inc. Executive officer Cash Bonus Plan, "FOR" the approval of Ernst & Young LLP as the Company's independent registered public accounting firm for the 2005 fiscal year and "AGAINST" the stockholder proposal. This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

                           (Continued on reverse side)

                              FOLD AND DETACH HERE

                                                             Please mark
                                                             your votes as
                                                             indicated in
                                                             this example |X|

The Board of Directors recommends a vote "FOR" all director nominees and "For" Proposal Two through Five.

1.            FOR all nominees                     Withhold authority
             listed (except as                       to vote for all
               marked to the                            nominees
                contrary)                               listed
                   |_|                                    |_|

(INSTRUCTION: To withhold authority to vote for any nominee, strike a line through the nominee's name below.)

Robert I. Toll, Bruce E. Toll and Joel H. Rassman.

2. The approval of the amendments to the Company's Certificate of Incorporation.

         FOR [   ]              AGAINST [   ]         ABSTAIN [   ]


3. The approval of the amendment to the Toll Brothers, Inc. Cash Bonus Plan.

         FOR [   ]              AGAINST [   ]         ABSTAIN [   ]


4. The approval of the amendment to the Toll Brothers, Inc. Executive Officers Cash Bonus Plan.

         FOR [   ]              AGAINST [   ]         ABSTAIN [   ]


5. The approval of Ernst & Young LLP as the Company's registered public accounting firm for the 2005 fiscal year.

         FOR [   ]              AGAINST [   ]         ABSTAIN [   ]

The Board of Directors recommends a vote "AGAINST" Proposal Six.

6. Stockholder proposal on stock option expensing.

         FOR [   ]              AGAINST [   ]         ABSTAIN [   ]

7. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.


THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND 2004 ANNUAL REPORT OF TOLL BROTHERS, INC.

Dated: _________________________________________________, 2005

Signature of Stockholder _____________________________________


Signature of Stockholder _____________________________________

NOTE: Please sign this Proxy exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. If the stockholder is a corporation, please sign by full corporate name by duly authorized officer or officers and affix the corporate seal. Where shares are held in the name of two or more persons, all such persons should sign. PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                              FOLD AND DETACH HERE